                           FIRST AMENDED AND RESTATED
                                CREDIT AGREEMENT,

                            dated as of June 30, 1999


                                      among


                             BOYD GAMING CORPORATION
                                as the Borrower,

                    CERTAIN COMMERCIAL LENDING INSTITUTIONS,
                                 as the Lenders,

                       CANADIAN IMPERIAL BANK OF COMMERCE,
                     as L/C Issuer and Administrative Agent,

                             WELLS FARGO BANK, N.A.,
                 as Swingline Lender and Syndication Agent, and

             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
                             as Documentation Agent




                         LEAD ARRANGER AND BOOK RUNNER:

                            CIBC WORLD MARKETS CORP.

                                TABLE OF CONTENTS


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ARTICLE I
     DEFINITIONS AND ACCOUNTING TERMS..................................................      1
     1.1.      Defined Terms...........................................................      1
     1.2.      Use of Defined Terms....................................................     25
     1.3.      Cross-References........................................................     25
     1.4.      Accounting and Financial Determinations.................................     26

ARTICLE II
     COMMITMENTS, BORROWING PROCEDURES AND NOTES.......................................     26
     2.1.      Commitments.............................................................     26
     2.1.1.    Term Loan Commitment....................................................     26
     2.1.2.    Revolving Loan Commitment...............................................     26
     2.1.3.    Swing Loan Commitment...................................................     26
     2.1.4.    Lenders Not Permitted or Required To Make Loans.........................     27
     2.2.      Reduction of Commitment Amounts.........................................     27
     2.2.1.    Optional................................................................     27
     2.2.2.    Mandatory Reductions From Net Proceeds..................................     28
     2.2.3.    Scheduled Commitment Reductions.........................................     29
     2.2.4.    Post Default Application................................................     30
     2.3.      Borrowing Procedure.....................................................     30
     2.3.1.    Revolving Loans and Term Loans..........................................     30
     2.3.2.    Swing Loans.............................................................     31
     2.4.      Continuation and Conversion Elections...................................     31
     2.5.      Funding.................................................................     32
     2.6.      Notes; Register.........................................................     32
     2.7.      Letter of Credit Procedure..............................................     33
     2.8.      Designation of Debt.....................................................     34

ARTICLE III
     REPAYMENTS, PREPAYMENTS, INTEREST AND FEES........................................     34
     3.1.      Repayments and Prepayments..............................................     34
     3.1.1.    Payment Terms...........................................................     34
     3.1.2.    Special Swing Loan Provisions...........................................     35
     3.1.3.    Post Default Application of Payments....................................     37
     3.2.      Interest Provisions.....................................................     37
     3.2.1.    Rates...................................................................     37
     3.2.2.    Post-Maturity Rates.....................................................     38
     3.2.3.    Payment Dates...........................................................     38
     3.3.      Fees....................................................................     38
     3.3.1.    Unused Fee..............................................................     38
     3.3.2.    Upfront Fees............................................................     39
     3.3.3.    Letter of Credit Fees...................................................     39
     3.3.4.    Agent's Fees............................................................     39
     3.4.      Agreement to Repay Letter of Credit Drawings
               with Revolving Loans....................................................     39
     3.5.      Letter of Credit Participations.........................................     40
     3.6.      Existing Letters of Credit..............................................     41


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                                TABLE OF CONTENTS
                                   (CONTINUED)
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ARTICLE IV
      CERTAIN EURODOLLAR RATE AND OTHER PROVISIONS.....................................     42
      4.1.     Eurodollar Rate Lending Unlawful........................................     42
      4.2.     Deposits Unavailable....................................................     42
      4.3.     Increased Costs, etc....................................................     42
      4.4.     Funding Losses..........................................................     43
      4.5.     Increased Capital Costs.................................................     43
      4.6.     Taxes...................................................................     44
      4.7.     Payments, Computations, etc.............................................     45
      4.8.     Sharing of Payments.....................................................     46
      4.9.     Setoff..................................................................     47
      4.10.    Use of Proceeds.........................................................     47
      4.11.    Discretion of Lenders as to Manner of Funding...........................     47
      4.12.    Substitution............................................................     48

ARTICLE V
      CONDITIONS TO BORROWING..........................................................     48
      5.1.     Initial Borrowing.......................................................     48
      5.1.1.   Resolutions, etc........................................................     48
      5.1.2.   Delivery of Notes.......................................................     49
      5.1.3.   Guaranty................................................................     49
      5.1.4.   Security Agreement......................................................     49
      5.1.5.   Deeds of Trust..........................................................     50
      5.1.6.   Surveys.................................................................     51
      5.1.7.   Environmental Audit.....................................................     51
      5.1.8.   First Preferred Ship Mortgages..........................................     51
      5.1.9.   Consents, etc...........................................................     51
      5.1.10.  Insurance Coverages.....................................................     52
      5.1.11.  Hazardous Materials Indemnity...........................................     52
      5.1.12.  Solvency................................................................     52
      5.1.13.  Opinions of Counsel.....................................................     53
      5.1.14.  Closing Fees, Expenses, etc.............................................     53
      5.1.15.  Loan Documents..........................................................     53
      5.2.     All Borrowings..........................................................     53
      5.2.1.   Compliance with Warranties, No Default, etc.............................     53
      5.2.2.   Borrowing Request.......................................................     54
      5.2.3.   Satisfactory Legal Form.................................................     54

ARTICLE VI
      REPRESENTATIONS AND WARRANTIES...................................................     55
      6.1.     Organization, etc.......................................................     55
      6.2.     Due Authorization, Non-Contravention, etc...............................     55
      6.3.     Government Approval, Regulation, etc....................................     55
      6.4.     Validity, etc...........................................................     56
      6.5.     Financial Information...................................................     56
      6.6.     No Material Adverse Effect..............................................     56
      6.7.     Litigation, etc.........................................................     57


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                                TABLE OF CONTENTS
                                   (CONTINUED)
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      6.8.     Subsidiaries............................................................     57
      6.9.     Ownership of Properties.................................................     57
      6.10.    Compliance..............................................................     57
      6.11.    Pension and Welfare Plans...............................................     58
      6.12.    Environmental Warranties................................................     58
      6.13.    Regulations U and X.....................................................     59
      6.14.    Taxes...................................................................     59
      6.15.    Accuracy of Information.................................................     59
      6.16.    Year 2000 Compliance....................................................     60

ARTICLE VII
      COVENANTS........................................................................     60
      7.1.     Affirmative Covenants...................................................     60
      7.1.1.   Financial Information, Reports, Notices, etc............................     60
      7.1.2.   Compliance with Laws, etc...............................................     63
      7.1.3.   Construction and Maintenance of Properties, Etc.........................     63
      7.1.4.   Insurance...............................................................     64
      7.1.5.   Books and Records.......................................................     66
      7.1.6.   Environmental Covenant..................................................     66
      7.1.7.   Maintenance of Existence................................................     67
      7.1.8.   Gaming and Liquor Licenses..............................................     67
      7.1.9.   Accuracy of Information.................................................     67
      7.1.10. Significant Subsidiaries.................................................     67
      7.1.11. Use of Proceeds..........................................................     68
      7.1.12. Further Agreements.......................................................     68
      7.2.    Negative Covenants.......................................................     68
      7.2.1.  Business Activities......................................................     68
      7.2.2.  Indebtedness.............................................................     68
      7.2.3.  Liens....................................................................     69
      7.2.4.  Financial Condition......................................................     71
      7.2.5.  Investments..............................................................     72
      7.2.6.  Restricted Payments......................................................     72
      7.2.7.  Capital Expenditures.....................................................     73
      7.2.8.  Consolidation, Merger, etc...............................................     74
      7.2.9.  Asset Dispositions, etc..................................................     74
      7.2.10. Transactions with Affiliates.............................................     74
      7.2.11. Negative Pledges, etc....................................................     75
      7.2.12. Amendments or Waivers of Certain Documents...............................     75
      7.2.13. Subsidiaries.............................................................     76
      7.2.14. Fiscal Year..............................................................     76
      7.2.15. Rental Obligations.......................................................     76
      7.2.16. Limitation on Indebtedness...............................................     76
      7.2.17. Limitation on Restricted Payments........................................     78

ARTICLE VIII
      EVENTS OF DEFAULT................................................................     80
      8.1.     Listing of Events of Default............................................     80


                                       iii


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                                TABLE OF CONTENTS
                                   (CONTINUED)
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
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      8.1.1.   Non-Payment of Obligations..............................................     80
      8.1.2.   Breach of Warranty......................................................     80
      8.1.3.   Non-Performance of Certain Covenants and
               Obligations.............................................................     81
      8.1.4.   Non-Performance of Other Covenants and
               Obligations.............................................................     81
      8.1.5.   Default on Other Indebtedness...........................................     81
      8.1.6.   Judgments...............................................................     81
      8.1.7.   Pension Plans...........................................................     81
      8.1.8.   Change of Control.......................................................     82
      8.1.9.   Bankruptcy, Insolvency, etc.............................................     82
      8.1.10. Loan Documents...........................................................     83
      8.1.11. Gaming License...........................................................     83
      8.1.12. Governmental Approvals...................................................     83
      8.1.13. Liens on Shares of Significant Subsidiaries..............................     83
      8.2.     Action if Bankruptcy....................................................     83
      8.3.     Action if Other Event of Default........................................     84

ARTICLE IX
      THE AGENT........................................................................     84
      9.1.     Actions.................................................................     84
      9.2.     Funding Reliance, etc...................................................     85
      9.3.     Exculpation.............................................................     85
      9.4.     Successor...............................................................     86
      9.5.     Credit Decisions........................................................     86
      9.6.     Copies, etc.............................................................     86
      9.7.     Collateral Agent........................................................     87

ARTICLE X
      MISCELLANEOUS PROVISIONS.........................................................     87
      10.1.    Waivers, Amendments, etc................................................     87
      10.2.    Notices.................................................................     89
      10.3.    Payment of Costs and Expenses...........................................     89
      10.4.    Indemnification.........................................................     90
      10.5.    Survival................................................................     91
      10.6.    Severability............................................................     91
      10.7.    Headings................................................................     91
      10.8.    Execution in Counterparts, Effectiveness, etc...........................     91
      10.9.    Governing Law; Entire Agreement.........................................     91
      10.10.   Successors and Assigns..................................................     92
      10.11.   Sale and Transfer of Loans and Notes;
               Participations in Loans and Notes.......................................     92
      10.11.1. Assignments.............................................................     92
      10.11.2. Participations..........................................................     94
      10.12.   Other Transactions......................................................     95
      10.13.   Waiver of Jury Trial....................................................     95
      10.14.   Amendment and Restatement...............................................     95

                                    TABLE OF CONTENTS
                                       (CONTINUED)

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                                               SCHEDULES

I        Percentages
II       Disclosure Schedule
III      Existing Letters of Credit
IV       Additional Definitions

                                               EXHIBITS

A        Form of Revolving Note
B        Form of Term Note
C        Swingline Note
D        Form of Borrowing Request
E        Form of Continuation/Conversion Notice
F        Form of Deed of Trust
G        Form of General Continuing Guaranty
H        Form of Hazardous Materials Indemnity
I        Form of Lender Assignment Agreement
J        Form of Security Agreement
K        Solvency Certificate
L        Opinion of Borrower's and Guarantors' Counsel
M        Form of Compliance Certificate
N        Form of Prepayment Notice

                           FIRST AMENDED AND RESTATED
                                CREDIT AGREEMENT


        THIS FIRST AMENDED AND RESTATED CREDIT AGREEMENT, made as of June 30, 1999, by and among BOYD GAMING CORPORATION, a Nevada corporation (the "Borrower"), the commercial lending institutions listed on the signature pages hereof (collectively, the "Lenders"), WELLS FARGO BANK, N.A., as Swingline Lender and as syndication agent (herein, in such capacity, the "Syndication Agent"), CANADIAN IMPERIAL BANK OF COMMERCE ("CIBC"), as letter of credit issuer and as administrative agent and collateral agent for the Lenders (herein, in such capacity, the "Agent"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as documentation agent (herein, in such capacity, the "Documentation Agent").

                                R E C I T A L S:

        WHEREAS, the Borrower, California Hotel and Casino, a Nevada corporation and wholly-owned subsidiary of the Borrower ("CH&C"), various commercial lending institutions and CIBC, as agent for such financial institutions, were parties to that certain $500,000,000 Credit Agreement dated as of June 19, 1996, as amended prior to the date hereof (as so amended, the "Prior Credit Agreement") pursuant to which such financial institutions agreed to make credit extensions to the Borrower and CH&C in an amount not to exceed $500,000,000; and

        WHEREAS, the parties hereto wish to amend and restate the Prior Credit Agreement on the terms and conditions more particularly hereinafter set forth;

        NOW, THEREFORE, it is agreed that the Prior Credit Agreement shall be amended and restated in its entirety to read as follows:


                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

        SECTION 1.1. Defined Terms. Certain terms used in Sections 7.2.16 and
7.2.17 shall have the meanings set forth on Schedule IV. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

        "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

                (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

                (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

        "Agent" is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Agent pursuant to
Section 9.4.

        "Aggregate Percentage" means, relative to any Lender, the percentage set forth opposite its name on Schedule I under the caption "Aggregate Percentage" or as set forth in its Lender Assignment Agreement, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreements executed by such Lender and its Assignee Lenders and delivered pursuant to Section 10.11.

        "Agreement" means, on any date, this Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

        "Alternate Base Rate" means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum equal to the higher of

                (a) the rate of interest most recently announced by the Agent at its Domestic Office as its reference rate; and

                (b) the Federal Funds Rate most recently determined by the Agent plus 1/2 of 1%.

The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by the Agent or any other Lender in connection with extensions of credit. Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate. The Agent will give notice promptly to the Borrower and the Lenders of changes in the Alternate Base Rate.

        "Applicable Base Rate Margin" is the rate per annum determined for Base Rate Loans by reference to the definition of the term "Applicable Margin."

        "Applicable Eurodollar Rate Margin" is the rate per annum determined for Eurodollar Rate Loans by reference to the definition of the term "Applicable Margin."

        "Applicable Margin" means, in the case of the Unused Fee or any Base Rate Loan or Eurodollar Rate Loan, a rate per annum determined by reference to the Borrower's Total Leverage Ratio as follows (expressed in basis points):


                         REVOLVING LOANS                      TERM LOANS
                         ---------------                      ----------
TOTAL             APPLICABLE       APPLICABLE       APPLICABLE        APPLICABLE         UNUSED
LEVERAGE           BASE RATE       EURODOLLAR       BASE RATE         EURODOLLAR          FEE
RATIO               MARGIN         RATE MARGIN        MARGIN         RATE MARGIN
-------------------------------------------------------------------------------------------------------
LESS THAN            0.00            100.00           125.00            250.00           37.50
2.00
GREATER THAN         0.00            125.00           125.00            250.00           37.50
OR EQUAL TO
2.00, BUT
LESS THAN
2.50
GREATER THAN         25.00           150.00           125.00            250.00           43.75
OR EQUAL TO
2.50, BUT
LESS THAN
3.00
GREATER THAN         50.00           175.00           125.00            250.00           50.00
OR EQUAL TO
3.00, BUT
LESS THAN
3.50
GREATER THAN         75.00           200.00           125.00            250.00           50.00
OR EQUAL TO
3.50, BUT
LESS THAN
4.00
GREATER THAN        100.00           225.00           150.00            275.00           50.00
OR EQUAL TO
4.00, BUT
LESS THAN
4.50
4.50 OR             125.00           250.00           175.00            300.00           50.00
GREATER


The Applicable Margin shall be adjusted on the first day of each March, June, September and December (or, if such day is not a Business Day, on the next succeeding Business Day), based on the Total Leverage Ratio as of the last day of the preceding Fiscal Quarter. If the Borrower should fail to deliver in a timely manner a certificate required under Section 7.1.1(d) hereof, then, until the Borrower shall have provided such certificate, it shall be presumed that the Total Leverage Ratio as of the end of the preceding Fiscal Quarter was greater than 4.50 (and, from the date of the delivery of such certificate, the Applicable Margin for all Base Rate Loans and Eurodollar Rate Loans shall be determined by reference to such certificate).

        "Assignee Lender" is defined in Section 10.11.1.

        "Authorized Officer" means, relative to the Borrower, those of its officers whose signatures and incumbency shall have been certified to the Agent and the Lenders pursuant to Section 5.1.1.

        "Available Net Equity Proceeds" means the net cash proceeds received by the Borrower from and after the Effective Date from the sale or issuance of Capital Stock minus any amounts utilized by the Borrower pursuant to Section 7.2.5(viii)(b), Section 7.2.6(a)(ii)(b), Section 7.2.6(b)(b)(ii) or Section 7.2.7(a)(ii).

        "Base Rate Loan" means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

        "Blue Chip Acquisition" means the acquisition by Boyd Indiana or another wholly-owned Subsidiary of the Borrower of all of the limited liability company units of a newly formed Indiana limited liability company which substantially concurrently therewith will have acquired all of the assets and certain of the liabilities of Blue Chip Casino.

        "Blue Chip Casino" means Blue Chip Casino, Inc., an Indiana corporation and the owner of a riverboat casino gaming complex in Michigan City, Indiana.

        "Borgata Completion Guaranty" means a Guaranty given by the Borrower to a holder of Indebtedness of, or an obligee of, the Borgata Partnership which obligates the Borrower to cause the completion of construction of the Borgata Joint Venture and/or to provide funding for all or a portion of any construction cost overruns with respect thereto.

        "Borgata Joint Venture" means the proposed development by the Borgata Partnership of a hotel with at least 1000 rooms and adjoining casino in Atlantic City, New Jersey.

        "Borgata Letter of Credit" means any Letter of Credit issued to support the obligations of the Borrower or the Borgata Subsidiary in connection with the Borgata Joint Venture.

        "Borgata Partnership" means Marina District Development Company, a New Jersey general partnership, fifty percent of which is owned by a Subsidiary of Mirage Resorts, Inc. and fifty percent of which is owned by the Borgata Subsidiary, and any successor entity thereto in which the Borrower holds a fifty percent interest.

        "Borgata Subsidiary" means Boyd Atlantic City, Inc., a wholly- owned Subsidiary of the Borrower.

        "Borrower" is defined in the preamble.

        "Borrowing" means the Loans of the same Type made by all Lenders holding the applicable Commitment on the same Business Day and pursuant to the same Borrowing Request in accordance with Section 2.3.

        "Borrowing Request" means a loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit D hereto.

        "Boyd Family" means William S. Boyd, any direct descendant or spouse of such person, or any direct descendant of such spouse, and any trust or other estate in which each person who has a beneficial interest directly or indirectly through one or more intermediaries in any Capital Stock of Boyd Gaming is one of the foregoing persons.

        "Boyd Indiana" means Boyd Indiana, Inc., an Indiana corporation and wholly-owned Subsidiary of the Borrower.

        "Boyd Kenner" means Boyd Kenner, Inc., a Louisiana corporation and wholly-owned Subsidiary of the Borrower.

        "Boyd Mississippi" means Boyd Mississippi, Inc., a Nevada corporation and wholly-owned Subsidiary of the Borrower.

        "Boyd Tunica" means Boyd Tunica, Inc., a Mississippi corporation and wholly-owned Subsidiary of the Borrower.

        "Business Day" means

                (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York or Las Vegas; and

                (b) relative to the making, continuing, prepaying or repaying of any Eurodollar Rate Loans, any day on which dealings in Dollars are carried on in the London eurodollar interbank market.

        "Capital Expenditures" means, for any period, without duplication, the sum of

                  (a) the aggregate amount of all expenditures of the Borrower and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures; and

                  (b) the aggregate amount of all Capital Lease Obligations incurred during such period.

         "Capital Lease Obligations" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

         "Capital Stock" means, with respect to any Person, any and all shares or other equivalents (however designated) of corporate stock, partnership interests, limited liability company membership interests, or any other participation, right, warrants, options or other interest in the nature of an equity interest in such Person, but excluding any debt security convertible or exchangeable into such equity interest.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "CERCLIS" means the Comprehensive Environmental Response
Compensation Liability Information System List.

         "Change of Control" is defined in Section 8.1.8.

         "CH&C" is defined in the first recital.

         "CHFC" means California Hotel Finance Corporation, a Nevada corporation and wholly-owned Subsidiary of CH&C.

         "CIBC" is defined in the preamble.

         "CIBC Inc." means CIBC Inc., a Delaware corporation.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Collateral" means, collectively, the Pledged Casinos, the vessels subject to the First Preferred Ship Mortgages, the property described in the Security Agreement, all property pledged pursuant to Section 7.1.10 and all other property and interests pledged as collateral security for the Obligations.

         "Commitment" means, as the context may require, a Lender's Term Loan Commitment or Revolving Loan Commitment or the Swingline Lender's Swingline Commitment.

        "Commitment Amount" means, as the context may require, the Term Loan Commitment Amount, the Revolving Loan Commitment Amount or the Swing Loan Commitment Amount.

        "Commitment Fee Amount" means, on any date, $500,000,000, as such amount may be reduced from time to time pursuant to Section 2.2, minus the aggregate principal amount of outstanding Revolving Loans, minus the aggregate undrawn face amount of outstanding Letters of Credit.

        "Commitment Reduction Date" means each date specified in Section 2.2.3.

        "Commitment Termination Date" means, as the context may require, either the Revolving Loan Commitment Termination Date or the Term Loan Commitment Termination Date.

        "Commitment Termination Event" means

                (a) the occurrence of any Event of Default described in clauses
        (a) through (d) of Section 8.1.9;

                (b) any other Event of Default shall have occurred and be continuing and as a result thereof (i) the Loans are declared to be due and payable or (ii) the Commitments have been terminated, in either case pursuant to Section 8.3 ; or

                (c) the failure of the Effective Date to occur on or before July 31, 1999.

        "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the debt, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum outstanding principal amount, if larger) of the debt, obligation or other liability guaranteed thereby; provided, however, that the amount of any Contingent Liability consisting of a Borgata Completion Guaranty shall be deemed to be zero unless and until the guarantor's independent auditors have quantified the amount of exposure thereunder (and thereafter shall be deemed to be the amount as quantified from time to time).

        "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit E hereto.

        "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

        "Currency Exchange Protection Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

        "Deed of Trust" means each Deed of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement substantially in the form of Exhibit F, executed and delivered pursuant to Section 5.1.5 as amended, supplemented, restated or otherwise modified from time to time.

        "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

        "Disclosure Schedule" means the Disclosure Schedule attached hereto as
Schedule II.

        "Disqualification" means, with respect to any Lender:

                (a) the failure of that Person timely to file pursuant to applicable Gaming Laws (i) any application requested of that Person by any Gaming Board in connection with any licensing required of that Person as a lender to Borrower or (ii) any required application or other papers in connection with determination of the suitability of that Person as lender to Borrower;

                (b) the withdrawal by that Person (except where requested or permitted by the Gaming Board) of any such application or other required papers; or

                (c) any final determination by a Gaming Board pursuant to applicable Gaming Laws (i) that such Person is "unsuitable" as a lender to Borrower, (ii) that such Person shall be "disqualified" as a lender to Borrower or (iii) denying the issuance to that Person of any license required under applicable Gaming Laws.

        "Dollar" and the sign "$" mean lawful money of the United States.

        "Domestic Office" means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender, as the case may be, to each other Person party hereto.

        "EBITDA" means, for any period, the Borrower and its Subsidiaries' consolidated earnings before depreciation, amortization, interest expense, pre-opening expenses, extraordinary items and taxes, all as determined in accordance with GAAP, plus (without duplication) the earnings, before depreciation, amortization, interest expense, pre-opening expenses, extraordinary items and taxes, all as determined in accordance with GAAP, during such period for any New Venture which becomes a direct or indirect Subsidiary of the Borrower during such period, in either case, plus (or minus) any non-cash loss (or gain) arising from a change in GAAP.

        "Effective Date" means the date this Agreement becomes effective pursuant to the second sentence of Section 10.8.

        "Eldorado" means Eldorado, Inc., a Nevada corporation and a direct, wholly-owned Subsidiary of CH&C that operates the Eldorado Casino in Henderson, Nevada and the Jokers Wild Casino in Henderson, Nevada.

        "Eligible Assignee" means (a) a financial institution organized under the laws of the United States or any state thereof; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, provided that such bank is acting through a branch or agency located in the United States of America; (c) a Person that is engaged in the business of commercial finance and that is (i) a Subsidiary of a Lender, (ii) a Subsidiary of a Person of which a Lender is a Subsidiary, or (iii) a Person of which a Lender is a Subsidiary; and (d) a financial institution, insurance company, mutual fund or other fund that has been approved by the Borrower and the Agent (which approvals shall not be unreasonably withheld) and that is, to the extent required under applicable Gaming Laws, registered with, approved by, or not disapproved by (whichever may be required under applicable Gaming Laws), all applicable Gaming Boards.

        "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) regulating or imposing liability or standards of conduct with respect to Hazardous Materials.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

        "Eurodollar Office" means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of a Lender as designated from time to time by notice from such Lender to the Borrower and the Agent, whether or not outside the United States, which shall be making or maintaining Eurodollar Rate Loans of such Lender hereunder.

        "Eurodollar Rate" means, relative to the Interest Period for each Eurodollar Rate Loan comprising all or any part of the same Borrowing, the rate of interest equal to (a) the interest rate per annum for deposits in U.S. dollars and for a period approximately equal to such Interest Period which appears on page 3750 of the Dow Jones Telerate Screen as of 11:00 a.m. London time two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, or (b) if such a rate does not appear on page 3750 of the Dow Jones Telerate Screen, the average (rounded upwards, if necessary, to the nearest 1/100 of 1%) of the rates per annum at which Dollar deposits in immediately available funds are offered to the Agent in the interbank market as at or about 11:00 a.m. New York time two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and for a period equal to such Interest Period.

        "Eurodollar Rate Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the Eurodollar Rate (Reserve Adjusted).

        "Eurodollar Rate (Reserve Adjusted)" means, relative to any Loan to be made, continued or maintained as, or converted into, a Eurodollar Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula:

           Eurodollar Rate   =            Eurodollar Rate
          ------------------     ------------------------------------
          (Reserve Adjusted)     1.00 - Eurodollar Reserve Percentage

The Eurodollar Rate (Reserve Adjusted) for the Interest Period for each Eurodollar Rate Loan comprising part of the same Borrowing will be determined by the Agent two Business Days before the first day of such Interest Period.

        "Eurodollar Reserve Percentage" means, relative to each Interest Period, a percentage (expressed as a decimal) equal to the daily average during such Interest Period of the percentages in effect on each day of such Interest Period, as prescribed by the F.R.S. Board, for determining the maximum aggregate reserve requirements (including any emergency, supplemental or other marginal reserve requirement) applicable to "Eurocurrency Liabilities" pursuant to Regulation D or any other applicable regulation issued from time to time by the F.R.S. Board which prescribes reserve requirements applicable to "Eurocurrency Liabilities" as currently defined in Regulation D having a term approximately equal or comparable to such Interest Period.

        "Event of Default" is defined in Section 8.1.

        "Existing Letters of Credit" means the letters of credit described in
Schedule III.

        "Expansion Capital Expenditure" means any Capital Expenditure of the Borrower or any of its Subsidiaries (a) made with respect to any Venture that is, or after giving effect to such expenditures will be, wholly-owned by the Borrower, a Guarantor or a direct or indirect wholly-owned Subsidiary of the Borrower or (b) which further expands any existing Venture wholly-owned by the Borrower, a Guarantor or a direct or indirect wholly-owned Subsidiary of the Borrower and which is not properly characterized as a Maintenance Capital Expenditure.

        "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to

                (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

                (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

        "First Preferred Ship Mortgages" means those certain First Preferred Ship Mortgages on the Whole of the Patco 400, Official Number 545101, on the Whole of Treasure Chest Casino, Official Number 1025416 and on the Whole of Par-A-Dice, Official Number 1020343.

        "Fiscal Quarter" means any quarter of a Fiscal Year.

        "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g. the "1998 Fiscal Year") refers to the Fiscal Year ending on the December 31 occurring during such calendar year.

        "Fronting Fee" is defined in Section 3.3.3.

        "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

        "GAAP" is defined in Section 1.4.

        "Gaming Board" means any governmental agency that holds regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by the Borrower or any of its Subsidiaries within its jurisdiction.

        "Gaming Laws" means all Laws pursuant to which any Gaming Board possesses regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by the Borrower or any of its Subsidiaries within its jurisdiction.

        "Gaming License" means any license, permit, franchise or other authorization from any governmental authority required to own, lease, operate or otherwise conduct the gaming business of the Borrower and its Subsidiaries, including all licenses granted under Gaming Laws.

        "Guaranty" means the guaranty executed and delivered by the Guarantors pursuant to Section 5.1.3, and any Amendment to Guaranty executed and delivered by a Significant Subsidiary pursuant to Section 7.1.10 hereof, which shall be substantially in the form of Exhibit G hereto, as amended, supplemented or otherwise modified from time to time.

        "Guarantors" means, collectively, Mare-Bear, Sam-Will, Boyd Tunica, CH&C, CHFC, the Borgata Subsidiary, Eldorado, Par-A-Dice Gaming Corporation, East Peoria Hotel Limited Partnership, East Peoria Hotel, Inc., Boyd Mississippi, Boyd Kenner, Boyd Louisiana L.L.C., MSW, Treasure Chest, any other Significant Subsidiary of the Borrower and any other Subsidiary that executes a Guaranty pursuant to the provisions of Section 7.1.10.

        "Hazardous Material" means

                (a) any "hazardous substance", as defined by CERCLA;

                (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended; or

                (c) any hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) requiring investigation or remediation or regulating or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

        "Hazardous Materials Indemnity" means that certain Hazardous Materials Indemnity executed and delivered by the Borrower and each of the Guarantors pursuant to Section 5.1.11, substantially in the form of Exhibit H hereto, as amended, supplemented, restated or otherwise modified from time to time.

        "Hedging Obligations" means, with respect to any Person, all liabilities of such Person under Interest Rate Agreements and Currency Exchange Protection Agreements.

        "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

        "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of the Borrower, any qualification or exception to such opinion or certification

                (a) which is of a "going concern" or similar nature;

                (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

                (c) which relates to such financial statement and which the Majority Lenders reasonably determine is unacceptable.

        "including" means including without limiting the generality of any description preceding such term.

        "Indebtedness" of any Person means, without duplication:

                (a) all obligations of such Person for borrowed money and, without duplication, all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments other than by endorsements of instruments in the ordinary course of collection;

                (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and bankers' acceptances issued for the account of such Person;

                (c) all obligations of such Person as lessee under leases which
        (i) have been or should be, in accordance with GAAP, recorded as Capital Lease Obligations or (ii) are treated as operating leases under GAAP but are treated as secured financings for commercial law and federal income tax purposes (commonly referred to as "synthetic" leases or off- balance sheet loans);

                (d) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined (including trade payables and other current accrued liabilities arising in the ordinary course of business);

                (e) without duplication, net liabilities of such Person under all Hedging Obligations, as determined in accordance with GAAP;

                (f) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services (excluding trade payables and other current accrued liabilities arising in the ordinary course of business), and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

                (g) all Contingent Liabilities of such Person in respect of any of the foregoing.

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner or any joint venture in which such Person is a joint venturer to the extent of such Person's liability for such Indebtedness in connection with such partnership or joint venture.

        "Indemnified Liabilities" is defined in Section 10.4.

        "Indemnified Parties" is defined in Section 10.4.

        "Interest Coverage Ratio" means the ratio of (a) twelve-month trailing EBITDA to (b) the Borrower and its Subsidiaries' consolidated interest expense (as defined under GAAP) for such twelve-month period minus any amortization of fees during such period plus all capitalized interest expense during such period.

        "Interest Period" means, relative to any Eurodollar Rate Loans comprising part of the same Borrowing, the period beginning on (and including) the date on which such Eurodollar Rate Loan is made or continued as, or converted into, a Eurodollar Rate Loan pursuant to Section 2.3 or 2.5 and shall end on (but exclude) the day which numerically corresponds to such date one, two, three or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month) or for such other time period for which the Agent shall determine that Dollar deposits are generally available in the interbank market, in either case as the Borrower may select in its relevant notice pursuant to Section 2.3 or 2.5; provided, however, that

                (a) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than twelve different dates;

                (b) Interest Periods commencing on the same date for Loans comprising part of the same Borrowing shall be of the same duration;

                (c) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of the next calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day);

                (d) no Interest Period may end later than the Stated Maturity Date; and

                (e) the Borrower shall select Interest Periods that will enable the Borrower to meet its payment obligations on each Commitment Reduction Date without having to prepay any Eurodollar Rate Loans.

        "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement.

        "Investment" means, relative to any Person,

                (a) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business);

                (b) any Contingent Liability of such Person; and

                (c) any ownership or similar interest held by such Person in any other Person.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

        "L/C Fees" is defined in Section 3.3.3.

        "L/C Issuer" shall mean CIBC, and its successors and assigns.

        "Laws" is defined in Section 6.10.

        "Lead Arranger" means CIBC World Markets Corp.

        "Lender Assignment Agreement" means a Lender Assignment Agreement substantially in the form of Exhibit I hereto.

        "Lenders" is defined in the preamble.

        "Letter of Credit" means a standby letter of credit issued at the request and for the account of the Borrower or for the account of the Borrower and one or more of its Subsidiaries pursuant to Section 2.7.

        "Lien" means any security interest, mortgage, pledge, hypothecation, or other assignment, deposit arrangement, encumbrance, or lien (statutory or other).

        "Loan" means, as the context may require a Term Loan, a Revolving Loan or a Swing Loan of any Type made hereunder.

        "Loan Document" means this Agreement, the Notes, each Letter of Credit, the Deeds of Trust, the First Preferred Ship Mortgages, the Security Agreement, the Guaranty, the Hazardous Materials Indemnity and each other document or instrument to be delivered in connection with this Agreement.

        "Main Street Station" means the Main Street Station Hotel and Casino, which facility is owned by MSW and is located in Las Vegas, Nevada.

        "Maintenance Capital Expenditures" means any Capital Expenditures by the Borrower or its Subsidiaries which are made to maintain or restore the condition or usefulness of property of the Borrower or its Subsidiaries but which are not properly chargeable to repairs and maintenance in accordance with GAAP; provided, however, that such term shall not include any Capital Expenditures to restore the condition or usefulness of property to the extent funded from insurance proceeds delivered to the Borrower or its Subsidiaries in accordance with the terms of the Loan Documents.

        "Majority Lenders" means, at any time, Lenders owed or holding (a) if the Revolving Loan Commitments shall not have been terminated, at least 51% of the aggregate of all Term Loans and Revolving Loan Commitments then outstanding or (b) if the Revolving Loan Commitments shall have been terminated, at least 51% of the aggregate amount of all Loans then outstanding.

        "Majority Revolving Lenders" means, at any time, Revolving Lenders owed or holding (a) if the Revolving Loan Commitments shall not have been terminated, at least 51% of the Revolving Percentages or (b) if the Revolving Loan Commitments shall have been terminated, at least 51% of the aggregate amount of all Revolving Loans then outstanding.

        "Majority Term Lenders" means, at any time, Term Lenders owed or holding
(a) if the Term Loan Commitments shall not have been terminated, at least 51% of the Term Percentages or (b) if the Term Loan Commitments shall have been terminated, at least 51% of the aggregate amount of all Term Loans then outstanding.

        "Mare-Bear" means Mare-Bear, Inc., a Nevada corporation and wholly-owned Subsidiary of CH&C.

        "Material Adverse Effect" means any circumstances or event which is reasonably likely to (i) have any material adverse effect upon the validity or enforceability of this Agreement, the Notes or any other Loan Document, (ii) be material and adverse to the condition (financial or otherwise), business, operations or property of the Borrower and the Guarantors taken as a whole, or
(iii) materially impair the ability of the Borrower or any Guarantor to fulfill its respective obligations under this Agreement, the Notes or any other Loan Document.

        "Monthly Payment Date" means the first day of each calendar month or, if any such day is not a Business Day, the next succeeding Business Day.

        "MSW" means MSW, Inc., a Nevada corporation which is a wholly-owned Subsidiary of CH&C.

        "Net Cash Proceeds" means, with respect to any Restricted Disposition, the gross consideration received by or for the account of its seller minus (i) transfer taxes paid or payable as a result of such sale, (ii) broker's commissions and other professional fees and expenses relating to such sale that are payable by the seller, (iii) any amount applied to repayment of Indebtedness secured by a Lien permitted under Section 7.2.3 on the asset that is the subject of such sale and (iv) any promissory notes received by the seller in connection with such sale.

        "Net Worth" means the consolidated net worth of the Borrower and its Subsidiaries.

        "New Venture" means any Venture (other than the Blue Chip Acquisition) not wholly-owned by the Borrower or one of its Subsidiaries as of the Effective Date but which after the Effective Date is owned by the Borrower, one of its Subsidiaries or a New Venture Entity in which the Borrower or one of its Subsidiaries holds an Investment.

        "New Venture Entity" means the Person or Persons that directly owns a New Venture, if such Person or Persons are neither the Borrower nor a Subsidiary of the Borrower. The Borgata Partnership is a New Venture Entity.

        "New Venture Investment" means any Investment of the Borrower or any of its direct or indirect wholly-owned Subsidiaries in a New Venture Entity. The Borrower's proposed Investment in the Borgata Partnership, if made, would constitute a New Venture Investment.

        "Note" means, as the context may require, either a Revolving Note, a Term Note or the Swingline Note.

        "Notes" means the Revolving Notes, the Term Notes and the Swingline
Note.

        "Obligations" means all obligations (monetary or otherwise) of the Borrower arising under or in connection with this Agreement, the Notes, the Letters of Credit and each other Loan Document.

        "Organic Document" means, relative to any Person, its certificate of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements to which such Person is a party applicable to any of its authorized shares of Capital Stock.

        "Par-A-Dice Hotel and Casino" means the Par-A-Dice riverboat casino and nearby hotel, which facility is owned by Par-A-Dice

Gaming Corporation and East Peoria Hotel Limited Partnership and is located in East Peoria, Illinois.

        "Participant" is defined in Section 10.11.

        "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

        "Pension Plan" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

        "Percentage" means, as the context may require, a Lender's Revolving Percentage, Term Percentage or Aggregate Percentage.

        "Permitted Disposition" means any (a) sale or disposition of assets by the Borrower or any Subsidiary in the ordinary course of business (which sale shall for purposes hereof include replacement of gaming equipment), or (b) sale or disposition by the Borrower or any Subsidiary of assets other than any Collateral in individual transactions or related transactions in an aggregate amount of not more than $10,000,000 in any Fiscal Year or $40,000,000 over the term of this Agreement, or (c) sale or disposition by the Borrower or any Guarantor of any Collateral so long as (i) such assets are not material to the business, operations or property of the Venture in which such assets are used and (ii) the aggregate value of all such assets sold or disposed does not exceed $10,000,000 in the aggregate over the term of this Agreement, or (d) sale of the Borrower's stock so long as such sale does not cause a Change of Control, or (e) the liquidation or dissolution of Boyd Louisiana L.L.C. into Boyd Kenner or the Borrower or any organizational restructuring permitted by Section 7.1.7 or
Section 7.2.8, or (f) disposition of assets made consistent with each Guarantor's historical practices in connection with the renovation, expansion or modification of any of the Pledged Casinos.

        "Permitted Liens" means the Liens permitted under Section 7.2.3.

        "Permitted Senior Note Issuance" means an issuance after the Effective Date by the Borrower or CHFC of senior unsecured notes on terms reasonably acceptable to the Agent.

        "Permitted Subordinated Debt Issuance" means an issuance after the Effective Date by the Borrower or CHFC of subordinated unsecured Indebtedness on terms reasonably acceptable to the Agent.

        "Person" means any natural person, corporation, partnership, joint venture, firm, limited liability company, trust, association, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

        "Personal Property Collateral" is defined in Section 5.1.4.

        "Plan" means any Pension Plan or Welfare Plan.

        "Pledged Casinos" shall mean all real property interests underlying (i) Par-A-Dice Hotel and Casino, (ii) Sam's Town Tunica, (iii) Sam's Town Las Vegas,
(iv) the California Hotel and Casino, (v) the Stardust Hotel and Casino, (vi) the Fremont Hotel and Casino, (vii) the Treasure Chest Casino, (viii) the Eldorado Casino in Henderson, Nevada, (ix) the Jokers Wild Casino in Henderson, Nevada, (x) the Main Street Station, and all rights appurtenant thereto and (xi) any Ventures pledged pursuant to Section 7.1.10, all property subject to the Liens of the First Preferred Ship Mortgages, and all fixtures, personal property and other improvements now existing or to be constructed on any of such properties (exclusive of any gaming equipment to the extent the pledge thereof is prohibited by local law).

        "Prior Credit Agreement" is defined in the first recital.

        "Related Fund" means, with respect to any Lender which is a fund that invests in loans, any other fund that invests in loans and is managed by the same investment advisor as such Lender or by an Affiliate thereof.

        "Release" means a "release", as such term is defined in CERCLA.

        "Required Borgata Investment" means the $90,000,000 equity contribution by the Borrower to the Borgata Partnership that is scheduled to be made during the first quarter of 2000.

        "Restricted Disposition" means any sale, lease, transfer or disposition of, or grant of options, warrants or other rights with respect to, assets by the Borrower or any Guarantor (including accounts receivable and Capital Stock of its Subsidiaries) that is not a Permitted Disposition.

        "Restricted Indebtedness" means all Indebtedness incurred pursuant to a Permitted Senior Note Issuance and all Indebtedness incurred pursuant to a Permitted Subordinated Debt Issuance in excess of $250,000,000, except in either case to the extent otherwise permitted pursuant to Section 7.2.2(vi).

        "Restricted Payment and Investment Basket" means $35,000,000 minus any amounts utilized by the Borrower pursuant to Section 7.2.5(viii)(a), Section 7.2.6(a)(ii)(a) or Section 7.2.6(b)(ii)(a).

        "Revolving Lender" means each Lender that holds a Revolving Loan Commitment or a Revolving Loan.

        "Revolving Loan" means each Loan made by the Revolving Lenders pursuant to the Revolving Loan Commitment.

        "Revolving Loan Commitment" is defined in Section 2.1.2.

        "Revolving Loan Commitment Amount" means, on any date, $500,000,000, as such amount may be reduced from time to time pursuant to Section 2.2 minus the aggregate principal amount of indebtedness of the Borrower to the Swingline Lender resulting from outstanding Swing Loans, minus the aggregate undrawn face amount of outstanding Letters of Credit.

        "Revolving Loan Commitment Termination Date" means the earliest of

                (a) the Stated Maturity Date;

                (b) the date on which the Revolving Loan Commitments of the Lenders are terminated in full pursuant to Section 2.2; and

                (c) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clause (b) or (c), the Revolving Loan Commitments shall terminate automatically and without any further action.

        "Revolving Note" means a promissory note of the Borrower payable to any Revolving Lender in the form of Exhibit A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Revolving Lender resulting from outstanding Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

        "Revolving Percentage" means, relative to any Revolving Lender for all Revolving Loans made or Letters of Credit issued, the percentage set forth opposite its name on Schedule I under the caption "Revolving Percentage" or as set forth in its Lender Assignment Agreement, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreements executed by such Lender and its Assignee Lenders and delivered pursuant to Section 10.11.

        "Sam-Will" means Sam-Will, Inc., a Nevada corporation and wholly-owned Subsidiary of CH&C.

        "Sam's Town Las Vegas" means Sam's Town Hotel, Gambling Hall and Bowling Center, which facility is owned by CH&C and is located in Las Vegas, Nevada.

        "Sam's Town Tunica" means Sam's Town Hotel and Gambling Hall, which facility is owned by Boyd Tunica and is located in Tunica County, Mississippi.

        "Security Agreement" means the security agreement executed and delivered pursuant to Section 5.1.4, as such agreement may be amended, supplemented, restated or otherwise modified from time to time, which will cover all of the property and rights described therein that can be pledged without the consent of any third party and which will be in substantially the form of Exhibit I hereto.

        "Senior Indenture" means that certain Indenture dated as of October 4, 1996 among the Borrower, as issuer, certain Subsidiaries of the Borrower as guarantors and The Bank of New York, as trustee.

        "Senior Notes" means the $200,000,000 of 9.25% Senior Notes of the Borrower due on October 1, 2003 outstanding under the Senior Indenture.

        "Senior Secured Leverage Ratio" means the ratio of (a) Total Debt minus all senior unsecured Indebtedness of the Borrower and its Subsidiaries and minus all Subordinated Debt to (b) twelve-month trailing EBITDA. For purposes of determining such ratio, the outstanding Total Debt, senior unsecured Indebtedness and Subordinated Debt as of the last day of any Fiscal Quarter shall be the average of the outstanding Total Debt, senior unsecured Indebtedness and Subordinated Debt as of the last day of each calendar month in such Fiscal Quarter.

        "Senior Subordinated Indenture" means that certain Indenture dated as of July 22, 1997 between the Borrower, as issuer, and State Street Bank and Trust Company, as trustee.

        "Senior Subordinated Notes" means the $250,000,000 of 9 1/2% Senior Subordinated Notes of the Borrower due July 15, 2007 outstanding under the Senior Subordinated Indenture.

        "Significant Subsidiary" means each Subsidiary of the Borrower that

                (a) is designated with an asterisk in Item 2 ("Existing Subsidiaries") of the Disclosure Schedule;

                (b) accounted for at least 5% of consolidated revenues of the Borrower and its Subsidiaries or 5% of consolidated earnings of the Borrower and its Subsidiaries before interest and taxes, in each case for the four Fiscal Quarters of the Borrower ending on the last day of the last Fiscal Quarter of the Borrower immediately preceding the date as of which any such determination is made; or

                (c) has assets which represent at least 5% of the consolidated assets of the Borrower and its Subsidiaries as of the last day of the last Fiscal Quarter of the Borrower immediately preceding the date as of which any such determination is made, all of which, with respect to clauses (b) and (c), shall be as reflected on the financial statements of the Borrower for the period, or as of the date, in question.

        "Stated Maturity Date" means June 15, 2003.

        "Subordinated Debt" means the Senior Subordinated Notes, the Permitted Subordinated Debt Issuance, and all additional unsecured Indebtedness of the Borrower for money borrowed which is subordinated, upon terms satisfactory to the Agent, in right of payment to the payment in full in cash of all Obligations.

        "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, trust or other organization of which more than 50% of the outstanding Capital Stock or other ownership interests having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time Capital Stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) or other managing person(s) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person; provided, however, that the term "Subsidiary" shall not include any New Venture Entity in which the Borrower or any of its Subsidiaries owns less than 80% of the outstanding Capital Stock or other ownership interests.

        "Swingline Commitment" is defined in Section 2.1.3.

        "Swingline Lender" means Wells Fargo Bank, N.A., and its successors and assigns.

        "Swingline Note" means a promissory note of the Borrower payable to the Swingline Lender in the form of Exhibit C hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to the Swingline Lender resulting from outstanding Swing Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

        "Swing Loan" means each Loan made by the Swingline Lender pursuant to the Swingline Commitment.

        "Swing Loan Commitment Amount" means, on any date, $15,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

        "Taxes" is defined in Section 4.6.

        "Term Lender" means each Lender that holds a Term Loan Commitment or a Term Loan.

        "Term Loan" is defined in Section 2.1.1.

        "Term Loan Commitment" is defined in Section 2.1.1.

        "Term Loan Commitment Amount" means, on any date, $100,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

        "Term Loan Commitment Termination Date" means the earliest of

                (a) July 31, 1999;

                (b) the date of the initial Borrowing; and

                (c) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described above, the Term Loan Commitments shall terminate automatically and without any further action.

        "Term Note" means a promissory note of the Borrower payable to any Term Lender, in the form of Exhibit B hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Term Lender resulting from outstanding Term Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

        "Term Percentage" means, relative to any Term Lender for its Term Loan made, the percentage set forth opposite its name on

Schedule I under the caption "Term Percentage" or as set forth in its Lender Assignment Agreement, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreements executed by such Lender and its Assignee Lenders and delivered pursuant to Section 10.11.

        "Title Company" means Lawyers Title Insurance Company or such other title insurance company as may be reasonably acceptable to the Agent.

        "Title Policies" is defined in Section 5.1.5.

        "Total Debt" means the consolidated Indebtedness of the Borrower and its Subsidiaries of the nature referred to in clauses (a), (b), (c), (f) and (g) of the definition of "Indebtedness" (exclusive of any Indebtedness of the Borrower's Subsidiaries to the Borrower or another Subsidiary or any Indebtedness of the Borrower to any Subsidiary).

        "Total Leverage Ratio" means the ratio of (a) Total Debt to (b) twelve-month trailing EBITDA. For purposes of determining such ratio, the outstanding Total Debt as of the last day of any Fiscal Quarter shall be the average of the outstanding Total Debt as of the last day of each calendar month in such Fiscal Quarter.

        "Treasure Chest" means Treasure Chest Casino LLC, a Louisiana limited liability company.

        "Treasure Chest Casino" means Treasure Chest casino, which facility is owned by Treasure Chest and is located in Kenner, Louisiana.

        "Type" means, relative to any Borrowing or Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a Eurodollar Rate Loan.

        "United States" or "U.S." means the United States of America, its fifty States and the District of Columbia.

        "Unused Fees" is defined in Section 3.3.1.

        "Venture" means any casino, hotel, casino/hotel, resort, resort/hotel, riverboat, riverboat/dockside casino, entertainment center or similar facility (or any site or proposed site for any of the foregoing), together with the businesses and operations incidental thereto.

        "Welfare Plan" means a "welfare plan", as such term is defined in section 3(1) of ERISA.

        SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each Note, Borrowing Request, Continuation/Conversion Notice, Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

        SECTION 1.3. Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

        SECTION 1.4. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared, in accordance with those generally accepted accounting principles ("GAAP") applied in the preparation of the financial statements referred to in Section 6.5.


                                   ARTICLE II
                   COMMITMENTS, BORROWING PROCEDURES AND NOTES

        SECTION 2.1. Commitments. On the terms and subject to the conditions of this Agreement (including Article V), each Lender severally agrees to make Loans pursuant to the Commitments described in this Section 2.1.

               SECTION 2.1.1. Term Loan Commitment. On the date of the initial Borrowing hereunder, each Lender will make Loans (relative to such Lender, its "Term Loan") to the Borrower equal to such Lender's Term Percentage of the aggregate amount of the Borrowing of Term Loans requested by the Borrower to be made on such day. The Commitment of each Lender described in this Section 2.1.1 is herein referred to as its "Term Loan Commitment". On the date of the initial Borrowing hereunder, the Term Loan Commitment shall terminate, and any portion of the Term Loan Commitment Amount that is not borrowed on such date shall be extinguished. No amounts paid or prepaid with respect to Term Loans may be reborrowed.

               SECTION 2.1.2. Revolving Loan Commitment. From time to time on any Business Day occurring before the Revolving Loan Commitment Termination Date, each Lender will make Loans to the Borrower equal to such Lender's Revolving Percentage of the aggregate amount of the Borrowing of Revolving Loans requested by the Borrower to be made on such day. The Commitment of each Lender described in this Section 2.1.2 is herein referred to as its "Revolving Loan Commitment". On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow Revolving Loans.

               SECTION 2.1.3. Swing Loan Commitment. From time to time on any Business Day occurring before the Revolving Loan Commitment Termination Date, the Swingline Lender will make Swing Loans to the Borrower equal to the amount of Swing Loans requested by the Borrower to be made on such day. The commitment of the Swingline Lender described in this Section 2.1.3 is herein referred to as its "Swingline Commitment". On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, repay and reborrow Swing Loans.

               SECTION 2.1.4. Lenders Not Permitted or Required To Make Loans. Notwithstanding anything to the contrary contained herein,

                (a) no Lender shall be permitted or required to make its Term Loan if, after giving effect thereto,

                    (i) the aggregate outstanding principal amount of all Term
                Loans of all Lenders would exceed the Term Loan Commitment Amount, or

                    (ii) the aggregate outstanding principal amount of the Term
                Loans of such Lender would exceed such Lender's Term Percentage of the Term Loan Commitment Amount;

                (b) no Lender shall be permitted or required to make any Revolving Loan if, after giving effect thereto, the aggregate outstanding principal amount of all Revolving Loans

                    (i) of all Lenders would exceed the Revolving Loan
                Commitment Amount, or

                    (ii) of such Lender would exceed such Lender's Revolving
                Percentage of the Revolving Loan Commitment Amount; and

                (c) the Swingline Lender shall not be permitted or required to make any Swing Loan if, after giving effect thereto,

                    (i) the aggregate outstanding principal amount of all Swing
                Loans would exceed the Swing Loan Commitment Amount; or

                    (ii) the aggregate outstanding principal amount of all Swing
                Loans and Revolving Loans would exceed the Revolving Loan Commitment Amount.

        SECTION 2.2. Reduction of Commitment Amounts. The Commitment Amounts are subject to reduction from time to time pursuant to this Section 2.2.

               SECTION 2.2.1. Optional. The Borrower may, from time to time on any Business Day, voluntarily reduce the amount of any Commitment Amount; provided, however, that all such reductions shall require at least five Business Days' prior notice to the Agent and be permanent, and any partial reduction of any Commitment Amount shall be in a minimum amount of $1,000,000 or an integral multiple thereof. Prior to the occurrence and continuance of an Event of Default, all voluntary reductions of the Commitments by the Borrower shall be made to reduce the Revolving Loan Commitment and, in the case of the last $15,000,000 of the Revolving Loan Commitment, the Swing Loan Commitment.

               SECTION 2.2.2. Mandatory Reductions From Net Proceeds.

                (a) There shall be a mandatory reduction of the Term Loan Commitment Amount and, after the Term Loan Commitment Amount shall have been reduced to zero, the Revolving Loan Commitment Amount by the following amounts:

                    (i) One hundred percent (100%) of the net cash proceeds
                received by the Borrower from the issuance of any Restricted Indebtedness.

                    (ii) One hundred percent (100%) of the net cash proceeds
                received by the Borrower or any of its Subsidiaries from any Restricted Disposition.

                    (iii) One hundred percent (100%) of all cash insurance
                proceeds received by the Borrower or any of its Subsidiaries from any condemnation awards or casualty losses; provided, however, so long as no Default shall have occurred and be continuing, upon the Borrower's request such proceeds shall be retained by the Borrower or delivered to the Borrower to repair or replace the property subject to such casualty.

                (b) All net non-cash proceeds (including any promissory notes) realized from any transaction described in clause (a)(ii) or (a)(iii) above shall on the first Business Day following the Borrower's receipt thereof be assigned and delivered to the Agent as and shall be held by the Agent as additional Collateral for the performance of the Obligations. Upon the reduction of any non-cash proceeds to cash, the principal amount of such proceeds shall be applied by the Agent as hereinafter provided and any interest attributable to such proceeds shall, prior to the occurrence and continuance of a Default, be delivered to the Borrower and from and after the occurrence and continuance of a Default, be applied by the Agent as hereinafter provided.

                (c) The reduction of the Commitment Amounts shall be effective on the first Business Day following the Borrower's receipt of such net cash proceeds. Such net cash proceeds shall first be applied to the prepayment of the Term Loans, with such application to be made to the Term Loan repayments specified in Section 2.2.3 in the inverse order of maturity. After the Term Loan Commitment Amount shall have been reduced to zero, all such net cash proceeds shall be applied first, to any unused portion of the Revolving Loan Commitment Amount and, in the case of the last $15,000,000 of the Revolving Loan Commitment Amount, the Swing Loan Commitment Amount, in which event such unused portion of the Revolving Loan Commitment Amount (or the Revolving Loan Commitment Amount and the Swingline Commitment Amount) shall, to the extent of such net cash proceeds, be canceled and the Borrower may retain proceeds in an amount equal to the amount of the Revolving Loan Commitment Amount so canceled; and thereafter, to the prepayment of the outstanding Revolving Loans in excess of such unused portion of the Revolving Loan Commitment Amount and the corresponding cancellation of the Revolving Loan Commitment Amount by the amount of such prepayment; provided that at such time, if any, as the Revolving Loan Commitment Amount is equal to or less than $15,000,000, the net cash proceeds shall be applied pro rata to the outstanding Revolving Loans and Swing Loans, with a cancellation of the Revolving Loan Commitment Amount and Swing Loan Commitment Amount by the amount of such prepayment. All cancellations and reductions of the Revolving Loan Commitment Amount shall be made to the Revolving Loan repayments specified in Section 2.2.3 in the inverse order of maturity.

                (d) To the extent that the Revolving Loan Commitment Amount is at any time less than the aggregate undrawn face amount of outstanding Letters of Credit then in effect, then the Borrower must deposit with the Agent all amounts required pursuant to the second paragraph of
        Section 2.7 hereof.

               SECTION 2.2.3. Scheduled Commitment Reductions.

                (a) The Revolving Loan Commitment Amount and the aggregate outstanding principal amount of all Revolving Loans, Swing Loans and Letters of Credit shall be reduced on or before each date set forth below to an amount not more than the amount set forth opposite such date:

              Date                   Revolving Loan Commitment Amount
              ----                   --------------------------------
       December 31, 2001                     $484,375,000
       March 31, 2002                        $468,750,000
       June 30, 2002                         $453,125,000
       September 30, 2002                    $437,500,000
       December 31, 2002                     $421,875,000
       March 31, 2003                        $406,250,000
       June 15, 2003                                    0


                (b) The Term Loan Commitment Amount and the aggregate outstanding principal amount of all Term Loans shall be reduced on or before each date set forth below to an amount not more than the amount set forth opposite such date:


              Date                   Term Loan Commitment Amount
              ----                   ---------------------------
       September 30, 1999                    $99,750,000
       December 31, 1999                     $99,500,000
       March 31, 2000                        $99,250,000
       June 30, 2000                         $99,000,000
       September 30, 2000                    $98,750,000
       December 31, 2000                     $98,500,000
       March 31, 2001                        $98,250,000
       June 30, 2001                         $98,000,000
       September 30, 2001                    $97,750,000
       December 31, 2001                     $97,500,000
       March 31, 2002                        $97,250,000
       June 30, 2002                         $97,000,000
       September 30, 2002                    $96,750,000
       December 31, 2002                     $96,500,000
       March 31, 2003                        $96,250,000
       June 15, 2003                                   0


               SECTION 2.2.4. Post Default Application. After the occurrence and during the continuance of an Event of Default, all optional and mandatory reductions of commitment amounts under Section 2.2.1 and Section 2.2.2 shall be applied to the pro rata reduction of all outstanding Revolving Loans, Swing Loans and Term Loans and the cash-collateralization pursuant to Section 2.7 of outstanding Letters of Credit. In the case of Revolving Loans and Term Loans, such reductions shall be applied to the scheduled reductions set forth in
Section 2.2.3 in the inverse order of their maturity.

        SECTION 2.3. Borrowing Procedure.

               SECTION 2.3.1. Revolving Loans and Term Loans. The Borrower may from time to time irrevocably request that a Borrowing of Revolving Loans be made, and may prior to the date of its initial Borrowing hereunder irrevocably request that a Borrowing of

Term Loans be made, by delivering a Borrowing Request to the Agent (i) for a Eurodollar Rate Loan, on or before 11:30 a.m. New York time, on a Business Day, at least three Business Days prior to the date of such proposed Borrowing, in a minimum amount of $3,000,000 or an integral multiple of $1,000,000 in excess thereof, or in the unused amount of the applicable Commitment Amount, as the availability thereof may be reduced pursuant to Section 2.2 and (ii) for a Base Rate Loan, on or before 11:30 a.m. New York time, on a Business Day, at least one Business Day prior to the date of such proposed Borrowing, in a minimum amount of $3,000,000 or an integral multiple of $1,000,000 in excess thereof, or in the unused amount of the applicable Commitment Amount, as the availability thereof may be reduced pursuant to Section 2.2. The Agent shall promptly notify each other Lender in writing of the terms of such Borrowing Request. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the Type of Loans, and shall be made on the Business Day, specified in such Borrowing Request. On or before 1:00 p.m., New York time, on the Business Day such Loans are to be made, each Lender shall deposit with the Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Agent shall specify from time to time by notice to the Lenders. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan. To the extent funds are received from the Lenders, on the proposed date for such Borrowing the Agent shall make such funds available to the Borrower at the office of the Agent.

               SECTION 2.3.2. Swing Loans. The Borrower may from time to time irrevocably request, by delivering a telephonic notice to the Swingline Lender (which notice shall promptly be confirmed by telecopy to the Swingline Lender and to the Agent) that a Borrowing of Swing Loans be made, by 1:00 p.m., Las Vegas time, on or before the date such Borrowing is requested, in a minimum amount of $100,000 or an integral multiple thereof, or in the unused amount of the Swingline Loan Commitment Amount. On the terms and subject to the conditions of this Agreement, each such Borrowing shall be comprised of Base Rate Loans, shall bear interest at the applicable rate for Base Rate Loans minus 0.5% and shall be made on the Business Day specified in its Borrowing Request. The Swingline Lender shall make funds in an amount equal to the requested Borrowing available to the Borrower to the accounts the Borrower shall have specified in its Borrowing Request. Each request by the Borrower for a Borrowing of Swing Loans shall be deemed to reaffirm the representations set forth in subsections
(a), (b) and (c) of Section 5.2.1. The Swingline Lender shall not fund a Borrowing of Swing Loans if prior to the date of such Borrowing the Swingline Lender shall have received written notice from the Agent or any Lender of the existence and continuance of a Default or an Event of Default.

        SECTION 2.4. Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Agent on or before 11:30 a.m., New York time, on a Business Day, the Borrower may from time to time irrevocably elect, on not less than three or more than five Business Days' notice that all, or any portion in an aggregate minimum amount of $3,000,000 and an integral multiple of $1,000,000 in excess thereof, of any Loan be, in the case of Base Rate Loans, converted into Eurodollar Rate Loans or, in the case of Eurodollar Rate Loans, continued as a Eurodollar Rate Loan or that all, or any portion in an aggregate minimum amount of $3,000,000 and an integral multiple of $1,000,000 in excess thereof of any Loan be, in the case of Eurodollar Rate Loans, converted into Base Rate Loans (in the absence of delivery of a Continuation/Conversion Notice with respect to any Eurodollar Rate Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such Eurodollar Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that no portion of the outstanding principal amount of any Loans may be continued after the end of the applicable Interest Period therefor as, or be converted into, Eurodollar Rate Loans when any Default has occurred and is continuing. The Agent shall promptly notify each other Lender in writing of the terms of such Continuation/Conversion Notice.

        SECTION 2.5. Funding. Subject to the provisions of Section 4.11 hereof, each Lender may, if it so elects, fulfill its obligation to make, continue or convert Eurodollar Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such Eurodollar Rate Loan; provided, however, that such Eurodollar Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such Eurodollar Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Sections 4.1, 4.2, 4.3, or 4.4, it shall be conclusively assumed that each Lender elected to fund all Eurodollar Rate Loans by purchasing Dollar deposits in its Eurodollar Office's interbank eurodollar market.

        SECTION 2.6. Notes; Register. Unless prior to the Effective Date the Agent shall have been advised by a Lender that it does not want to receive a Note, each Lender's Loans under each of its Commitments shall be evidenced by a Note payable to the order of such Lender in a maximum principal amount equal to such Lender's Percentage of the original applicable Commitment Amount. Whether or not a Loan is evidenced by a Note, the Borrower hereby designates Agent to serve as its agent, solely for the purposes of this section, to maintain a register (the "Register") on which Agent will record the name and address of each Lender, the

Commitment and Loans and each repayment in respect of the principal amount of the Loans of each Lender from time to time. No payment with respect to the outstanding principal and interest applicable for each of the Loans shall be made to any Person other than the Person identified in such Register as the Lender. Failure to make any such recordation or any errors in such recordation shall not affect the Borrower's obligations in respect of such Loans. The entries in the Register shall be conclusive and binding on the Borrower absent manifest error. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Note (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Upon request by the Borrower, each Lender agrees to confirm to the Borrower the information reflected in such notations. Such notations shall be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower.

        SECTION 2.7. Letter of Credit Procedure. The Borrower may from time to time request that a Letter of Credit be issued by delivering to the L/C Issuer (with a telecopy to the Agent) on a Business Day, at least five Business Days prior to the date of such proposed issuance, a Letter of Credit application in the L/C Issuer's then standard form, completed to the satisfaction of the L/C Issuer, and such other certificates as the L/C Issuer may reasonably request; provided, however, that no Letter of Credit other than a Borgata Letter of Credit shall be issued if after giving effect to the issuance thereof, the aggregate undrawn face amount of outstanding Letters of Credit would exceed the lesser of (a) $15,000,000 or (b) the Revolving Loan Commitment Amount minus the aggregate unpaid principal amount of Revolving Loans and Swing Loans then outstanding; and provided further, that no Borgata Letter of Credit shall be issued if after giving effect to the issuance thereof, the aggregate undrawn face amount of outstanding Borgata Letters of Credit would exceed the lesser of
(x) $60,000,000 or (y) the Revolving Loan Commitment Amount minus the aggregate unpaid principal amount of Revolving Loans and Swing Loans then outstanding and minus the aggregate undrawn face amount of outstanding Letters of Credit (other than the Borgata Letters of Credit). On the terms and subject to the conditions of this Agreement, each Letter of Credit shall be issued by the L/C Issuer on the Business Day specified in the Borrower's application therefor. The Agent shall promptly notify each Lender in writing of the material terms of each Letter of Credit issued by the L/C Issuer. Each request for a Letter of Credit and each Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication Number 500 and, to the extent not inconsistent therewith, International Standby Practices 1998 by the International Chamber of Commerce. Each Letter of Credit will be issued for a term of not more than one year, and in no event shall any Letter of Credit have an expiration date later than the Stated Maturity Date.

        Upon any termination of the Revolving Loan Commitment prior to the Stated Maturity Date, the Borrower shall deposit with the Agent an amount equal to 105% of the aggregate amount available to be drawn under outstanding Letters of Credit, such amount to be placed in a segregated, interest-bearing cash collateral account pledged to the Lenders as Collateral hereunder over which Borrower shall have no control but which shall be applied solely to repay the Borrower's obligations in connection with such Letters of Credit unless an Event of Default has occurred and is continuing. In the event the expiry date (or earlier termination) of any Letter of Credit should occur with no draw having been made thereunder for which the Borrower has not made reimbursement and so long as no Event of Default has occurred and is continuing, the amount of the cash collateral account shall be reduced by 105% of the undrawn amount of such expired Letter of Credit and the amount of such reduction shall be paid to the Borrower (and, in the case of the final Letter of Credit to expire or otherwise be terminated, the remaining balance of the cash collateral account shall be paid to the Borrower).

        SECTION 2.8. Designation of Debt. The Borrower hereby designates its Indebtedness under this Agreement as "Designated Senior Indebtedness" for purposes of the Senior Subordinated Indenture.


                                   ARTICLE III
                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

        SECTION 3.1. Repayments and Prepayments. The Borrower shall repay in full the unpaid principal amount of each Loan upon the Stated Maturity Date.

               SECTION 3.1.1. Payment Terms. Prior to the Stated Maturity Date of each Loan, the Borrower

                (a) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided, however, that

                    (i) no such prepayment of any Eurodollar Rate Loan may be
                made on any day other than the last day of the Interest Period for such Loan;

                    (ii) all such voluntary prepayments of any Eurodollar Rate
                Loan shall require at least three Business Days' prior written notice to the Agent and all such voluntary partial prepayments shall be in an aggregate minimum amount of $3,000,000 and integral multiples of $1,000,000 in excess thereof or such lesser amount as will prepay such Loan in full;

                    (iii) all such voluntary prepayments of any Base Rate Loan shall require at least one Business Day's notice, and all such voluntary partial prepayments shall be in an aggregate minimum amount of $3,000,000 and integral multiples of $1,000,000 in excess thereof or such lesser amount as will prepay such Loan in full; and

                    (iv) all such voluntary prepayments of any Swing Loan shall require at least one Business Day's notice to the Swingline Lender (unless notice shall have been given by 11:30 a.m., Las Vegas time and payment shall be received by 1:00 p.m. Las Vegas time, in which event one Business Day's notice shall not be required), and all such voluntary partial prepayments shall be in an aggregate minimum amount of $100,000 or integral multiples of $100,000 or such lesser amount as will prepay such Loan in full.

                (b) shall, one (1) Business Day after receipt of any net cash proceeds described in Section 2.2.2, apply such proceeds in accordance with Section 2.2.2 or Section 2.2.4, if applicable; and

                (c) shall, immediately upon any acceleration of the Stated Maturity Date pursuant to Section 8.2 or Section 8.3, repay all Loans.

Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.4. All mandatory prepayments pursuant to clause (b) above shall require at least one (1) Business Day prior written notice to the Agent. Each prepayment of Term Loans shall be applied, to the extent of such prepayment, to the scheduled repayments of Term Loans set forth in Section 2.2.3 in the inverse order of their maturity. All prepayments of Loans shall be applied first to the repayment of Base Rate Loans and second to the repayment of Eurodollar Rate Loans in the direct order of the maturity of the Interest Periods therefor. All notices of prepayment required to be delivered to the Agent hereunder (other than notices relating to Swing Loans) shall be in substantially the form of Exhibit N. The Agent shall promptly notify each other Lender of the terms of each notice of prepayment.

               SECTION 3.1.2. Special Swing Loan Provisions. All Swing Loans shall be payable with accrued interest thereon solely to the Swingline Lender for its own account, and shall otherwise be subject to all the terms and conditions applicable to the Revolving Loans (unless otherwise specifically set forth herein). Upon the earlier to occur of (x) fourteen days after the making of any Swing Loan or (y) one Business Day after the occurrence of an Event of Default, the Borrower shall repay all of such Swing Loans in cash by 1:00 p.m., Las Vegas time, on the date due or make a Borrowing of Revolving Loans in an amount at least equal to the aggregate outstanding principal amount of all Swing Loans together with all accrued interest thereon, and shall apply the proceeds of such Borrowing to repay in its entirety the aggregate outstanding principal amount of all Swing Loans together with accrued interest thereon to the date of such repayment.

        In the event that any portion of any Swing Loan is not repaid when due, the Swingline Lender shall promptly notify the Agent and the Agent shall promptly, and in no event later than 5:00 p.m., New York time, two Business Days after its receipt of such notice, notify each Lender in writing of the unreimbursed amount of such Swing Loan and of such Lender's Revolving Percentage of such unreimbursed amount. Each of the Lenders shall make a Revolving Loan in an amount equal to such Lender's Revolving Percentage of the unreimbursed amount of such Swing Loan, together with accrued unpaid interest thereon (to the extent that there is availability under the Revolving Loan Commitment), and pay the proceeds thereof, in immediately available funds, directly to the Agent for the account of the Swingline Lender, not later than 1:00 p.m., New York time, on the next Business Day after the date such Lender is notified by the Agent. Revolving Loans made by the Lenders to repay unreimbursed Swing Loans pursuant to this subsection shall constitute Revolving Loans hereunder, initially shall be Base Rate Loans and shall be subject to all of the provisions of this Agreement concerning Revolving Loans, except that such Revolving Loans shall be made upon demand by the Agent as set forth above rather than upon notice by the Borrower, and shall be made, notwithstanding anything in this Agreement to the contrary, without regard to satisfaction of conditions precedent to the making of Revolving Loans set forth in Article V of this Agreement; provided, however that no Lender shall be obligated to make such Revolving Loans if, prior to the date of the Borrowing of the Swing Loan to be refunded, the Swingline Lender had received written notice from the Agent or any Lender of the existence and continuance of a Default or an Event of Default.

        Each Lender's obligation to make Revolving Loans in the amount of its Revolving Percentage of any unreimbursed Swing Loan pursuant hereto is several, and not joint or joint and several. The failure of any Lender to perform its obligation to make a Revolving Loan in the amount of such Lender's Revolving Percentage of any unreimbursed Swing Loan will not relieve any other Lender of its obligation hereunder to make a Revolving Loan in the amount of such other Lender's Revolving Percentage of such unreimbursed Swing Loan. Any Lender may, but shall have no obligation to any Person to, assume all or any portion of any non-performing Lender's obligation to make a Revolving Loan in the amount of such Lender's Revolving Percentage of such unreimbursed Swing Loan. The Borrower agrees to accept the Revolving Loans hereinabove provided, whether or not such Loans could have been made pursuant to the terms of Section 5.2 hereof or any other Section of this Agreement.

        In the event, for whatever reason, the Agent determines that the Lenders are not able to, or that it could be disadvantageous for the Lenders to, advance their respective Revolving Percentage of Revolving Loans for the purpose of refunding Swing Loans as required hereunder, then each of the Lenders absolutely and unconditionally agrees to purchase and take from the Swingline Lender on demand an undivided participation interest in Swing Loans outstanding in an amount equal to their respective Revolving Percentage of such Swing Loans.

               SECTION 3.1.3. Post Default Application of Payments. Notwithstanding any provision of Section 3.1.1 to the contrary, after the occurrence and during the continuance of an Event of Default, all optional and mandatory payments under Section 3.1.1 shall be applied first to pay any fees and expenses then due and owing, second to the pro rata payment of accrued and unpaid interest on all Loans and third to the pro rata reduction of all outstanding Revolving Loans, Swing Loans and Term Loans and the cash-collateralization pursuant to Section 2.7 of outstanding Letters of Credit.

        SECTION 3.2. Interest Provisions. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this Section 3.2.

               SECTION 3.2.1. Rates. Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Borrower may elect that Loans comprising a Borrowing accrue interest at a rate per annum:

                (a) on that portion maintained from time to time as a Base Rate Loan, equal to the sum of the Alternate Base Rate from time to time in effect plus the Applicable Base Rate Margin in effect from time to time; and

                (b) on that portion maintained as a Eurodollar Rate Loan, during each Interest Period applicable thereto, equal to the sum of the Eurodollar Rate (Reserve Adjusted) for such Interest Period plus the Applicable Eurodollar Rate Margin in effect from time to time.

        All Eurodollar Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Eurodollar Rate Loan. All Swing Loans shall bear interest at a rate per annum equal to the sum of the Alternative Base Rate from time to time in effect plus the Applicable Base Rate Margin in effect from time to time minus one-half of one percent (0.50%).

               SECTION 3.2.2. Post-Maturity Rates. After the date any principal amount of any Loan is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower hereunder shall have become due and payable, the Borrower shall pay interest (after as well as before judgment) on such amounts at a rate per annum equal to the Alternate Base Rate plus a margin of 3% until such amount is paid in full.

               SECTION 3.2.3. Payment Dates. Interest accrued on each Loan shall be payable, without duplication:

                (a) on the Stated Maturity Date;

                (b) with respect to Base Rate Loans, on each Monthly Payment Date occurring on and after the Effective Date;

                (c) with respect to Eurodollar Rate Loans, the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, at the end of the third month thereof); and

                (d) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

        SECTION 3.3. Fees. The Borrower agrees to pay to the Agent and each Lender the fees set forth in this Section 3.3.

               SECTION 3.3.1. Unused Fee. The Borrower agrees to pay to the Agent for the account of each Lender, for the period (including any portion thereof when any of its Commitments are suspended by reason of the Borrower's inability to satisfy any condition of Article V) commencing on the Effective Date and continuing through the Revolving Loan Commitment Termination Date, an unused fee (the "Unused Fee") at the rate per annum set forth under the column labeled "Unused Fee" in the definition of

"Applicable Margin" opposite the Total Leverage Ratio as of the last day of the most recently ended Fiscal Quarter, calculated on the average daily Commitment Fee Amount. The Unused Fee shall be payable by the Borrower quarterly in arrears on the last day of March, June, September and December in each year (or, if such day is not a Business Day, on the next succeeding Business Day), commencing with the first such date to occur after the Effective Date, and on any expiration or termination of the Revolving Loan Commitment.

               SECTION 3.3.2. Upfront Fees. On the Effective Date, the Borrower agrees to pay to the Agent for the account of each Lender upfront fees in such amounts as have been agreed upon previously by the Agent and each such Lender.

               SECTION 3.3.3. Letter of Credit Fees. The Borrower agrees to pay to the Agent, for the account of the Lenders, letter of credit fees (the "L/C Fees") on the average daily face amount of outstanding Letters of Credit during each Fiscal Quarter, calculated at a per annum rate equal to the Applicable Eurodollar Rate Margin in effect for Revolving Loans from time to time. The Borrower further agrees to pay to the L/C Issuer, for its own account, a fronting fee (the "Fronting Fee") equal to 0.125% per annum of the average daily face amount of outstanding Letters of Credit during each Fiscal Quarter, calculated on the last day of such Fiscal Quarter. The L/C Fees and the Fronting Fee shall be payable quarterly in arrears, on the last day of March, June, September and December.

               SECTION 3.3.4. Agent's Fees. To the Agent for its own account, fees in such amounts and at such times as more particularly set forth in that certain confidential fee letter dated May 3, 1999 between the Agent and the Borrower, as amended from time to time.

        SECTION 3.4. Agreement to Repay Letter of Credit Drawings with Revolving Loans. The Borrower agrees to reimburse the L/C Issuer for each draft that is paid under any Letter of Credit for the amount of (a) such draft and (b) any reasonable taxes, fees, charges or other costs and expenses incurred by the L/C Issuer in connection with such payment, whether such draft is paid before, on or after termination of the Revolving Loan Commitment. If the L/C Issuer shall notify the Borrower and the Agent prior to 11:00 a.m., New York time, on any day that payment has been made under any Letter of Credit, the Borrower shall reimburse the L/C Issuer with the proceeds of a Revolving Loan made pursuant to
Section 3.5 not later than the following Business Day. If such notice to the Borrower and the Agent shall be given after 11:00 a.m., New York time, the Borrower shall reimburse the L/C Issuer with the proceeds of a Revolving Loan made pursuant to Section 3.5 not later than the second following Business Day. Interest shall be payable on any and all unreimbursed amounts advanced by the L/C Issuer under this Section from the date such amounts have been advanced by the L/C Issuer until reimbursed at the rate of interest payable on the Base Rate Loans.

        The payment obligations of the Borrower under this Section shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including without limitation, the following circumstances:

                (a) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against any beneficiary, or any transferee, of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated herein, or any unrelated transaction;

                (b) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or unenforceable in any respect or any statement therein being untrue or inaccurate in any respect; provided that any such statement or other document appears, on examination, to be regular on its face; or

                (c) payment by the L/C Issuer under any Letter of Credit against presentation of drafts, certificates, claims, documents or required statements that do not strictly comply with the terms of the Letter of Credit; provided that, upon examination, any such drafts, certificates, claims, documents or statements appear on their face to be in accordance with the Letter of Credit.

        SECTION 3.5. Letter of Credit Participations. The L/C Issuer irrevocably agrees to grant and hereby grants to each Lender, and, to induce the L/C Issuer to issue Letters of Credit hereunder, each Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from the L/C Issuer for such Lender's own account and risk an undivided interest equal to such Lender's Revolving Percentage in the L/C Issuer's obligations and rights under each Letter of Credit issued hereunder and each draft paid by the L/C Issuer hereunder.

        Upon presentation of a draft drawn under any Letter of Credit, the L/C Issuer shall promptly notify the Agent and the Agent shall promptly notify each Lender of the amount under such draft and of such Lender's Percentage of such amount. Unless (i) the Borrower shall have previously reimbursed the L/C Issuer for the amount of such draft or (ii) there is a sufficient amount in any cash collateral account established to cover payments to be made under such Letter of Credit, each of the Lenders shall thereafter make a Revolving Loan in an amount equal to such Lender's Revolving Percentage of the amount of such payment made by the L/C Issuer, together with any accrued and unpaid interest thereon. Each Lender shall pay the proceeds of its Loan, in immediately available funds, directly to the Agent for the account of the L/C Issuer, (i) not later than 1:00 p.m. New York time, on the following Business Day if the Agent shall have provided notice prior to 11:30 a.m. New York time, and (ii) if the Agent shall have provided notice after 11:30 a.m. New York time, not later than 1:00 p.m. New York time, on the second following Business Day. Revolving Loans made by the Lenders to repay amounts under Letters of Credit pursuant to this subsection shall constitute Revolving Loans hereunder, initially shall be Base Rate Loans and shall be subject to all of the provisions of this Agreement concerning Revolving Loans, except that such Revolving Loans shall be made upon demand by the Agent as set forth above rather than upon notice by the Borrower, and shall be made, notwithstanding anything in this Agreement to the contrary, without regard to satisfaction of conditions precedent to the making of Revolving Loans set forth in Article V of this Agreement and, notwithstanding any termination of the Revolving Loan Commitment prior to the Stated Maturity Date, Revolving Loans shall be made to reimburse the L/C Issuer for any drafts paid under any Letter of Credit outstanding on the date of such termination.

        Each Lender's obligation to make Revolving Loans in the amount of its Revolving Percentage of any unreimbursed amounts outstanding under a Letter of Credit pursuant hereto is several, and not joint or joint and several. The failure of any Lender to perform its obligation to make a Revolving Loan in the amount of such Lender's Revolving Percentage of any unreimbursed amounts outstanding under a Letter of Credit will not relieve any other Lender of its obligation hereunder to make a Revolving Loan in the amount of such other Lender's Revolving Percentage of such amounts. Any Lender may, but shall have no obligation to any Person to, assume all or any portion of any non-performing Lender's obligation to make a Revolving Loan in the amount of such Lender's Revolving Percentage of such amount outstanding under a Letter of Credit. The Borrower agrees to accept the Revolving Loans hereinabove provided, whether or not such loans could have been made pursuant to the terms of Section 5.2 hereof, or any other Section of this Agreement.

        SECTION 3.6. Existing Letters of Credit. On and after the Effective Date, the Existing Letters of Credit shall be deemed for all purposes to be Letters of Credit outstanding under this Agreement and entitled to the benefits of this Agreement and the other Loan Documents, and shall be governed by the applications and agreements pertaining thereto and by this Agreement. Each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer on the Effective Date a participation in each such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) such Lender's Revolving Percentage times (ii) the sum of the maximum amount then available to be drawn under such Letter of Credit and the amount of any amount drawn but not reimbursed under such Letter of Credit. For purposes of Section 2.1.2, the Existing Letters of Credit shall be deemed to utilize pro rata the Revolving Loan Commitment of each Lender.


                                   ARTICLE IV
                  CERTAIN EURODOLLAR RATE AND OTHER PROVISIONS

        SECTION 4.1. Eurodollar Rate Lending Unlawful. If any Lender shall determine that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a Eurodollar Rate Loan, the obligation of such Lender to make, continue, maintain or convert any such Loans shall, upon such determination, forthwith be suspended until such Lender shall notify the Agent that the circumstances causing such suspension no longer exist, and all Eurodollar Rate Loans of such Lender shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion. Until the circumstances causing such suspension no longer exist, such Lender(s) shall have no obligation to make or continue any Loans as, or to convert any Loans into Eurodollar Rate Loans.

        SECTION 4.2. Deposits Unavailable. If the Agent shall have determined that

                (a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to CIBC in the interbank market; or

                (b) by reason of circumstances affecting the interbank market, adequate means do not exist for ascertaining the interest rate applicable hereunder to Eurodollar Rate Loans,

then, upon notice from the Agent to the Borrower and the Lenders, the obligations of all Lenders under Section 2.3 and Section 2.4 to make or continue any Loans as, or to convert any Loans into, Eurodollar Rate Loans shall forthwith be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

        SECTION 4.3. Increased Costs, etc. The Borrower agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, (i) making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, Eurodollar Rate Loans or (ii) any Letter of Credit (or any Lender's participation therein) issued hereunder as a result of any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in adopted after the Effective Date of, any law or regulation, directive, guideline, decision or request (whether or not having force of law) of any court, central bank, regulator or other governmental authority (whether or not having the force of law and whether or not the failure to comply with such guideline or requirement would be unlawful). Such Lender shall promptly notify the Agent and the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower directly to such Lender within five (5) days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.

        SECTION 4.4. Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a Eurodollar Rate Loan) as a result of

                (a) any conversion or repayment or prepayment of the principal amount of any Eurodollar Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to
        Section 3.1 or otherwise;

                (b) any Loans not being made as Eurodollar Rate Loans in accordance with the Borrowing Request therefor; or

                (c) any Loans not being continued as, or converted into, Eurodollar Loans in accordance with the Continuation/ Conversion Notice therefor,

then, upon the written notice of such Lender to the Borrower (with a copy to the Agent), the Borrower shall, within five (5) Business Days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.

        SECTION 4.5. Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in adopted after the Effective Date of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority or the implementation of any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply with such guideline or requirement would be unlawful) heretofore or hereafter issued by any governmental authority, whereby such law or regulation affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender reasonably determines that the rate of return on its or such controlling Person's capital as a consequence of its Commitments or the Loans made by such Lender or any Letter of Credit issued by such Lender or in which such Lender is a risk participant is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to the Borrower, the Borrower shall within two (2) Business Days after demand pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Lender may use any method of averaging and attribution that it (in its reasonable discretion) shall deem applicable.

        SECTION 4.6. Taxes. All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, other than taxes imposed on or measured by any Lender's net income or receipts by the U.S., any state, the jurisdiction in which such Lender is organized or the country in which such Lender's Eurodollar Office is located (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then, subject to the Borrower's receipt of the documentation required by the terms of the last paragraph of this Section 4.6, the Borrower will:

                (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

                (b) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

                (c) pay to the Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Agent or any Lender with respect to any payment received by the Agent or such Lender hereunder, the Agent or such Lender may pay such Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses (unless such penalties, interest or expenses are attributable solely to the actions of such Lender)) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had not such Taxes been asserted.

        If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section 4.6, a distribution hereunder by the Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower. Without prejudice to the survival of any other agreement of the Borrower hereunder or any other Loan Document, the agreements of the Borrower contained in this Section shall survive the payment in full of all its Obligations.

        Upon the request of the Borrower or the Agent, each Lender that is organized under the laws of a jurisdiction other than the United States shall, prior to the due date of any payments under the Notes and subsequently as required by law, execute and deliver to the Borrower and the Agent, one or more (as the Borrower or the Agent may reasonably request) United States Internal Revenue Service Forms 4224, Forms 1001 or Forms W-8 or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Lender is exempt from withholding or deduction of Taxes.

        SECTION 4.7. Payments, Computations, etc. Unless otherwise expressly provided, all payments by the Borrower pursuant to this Agreement, the Notes (other than the Swingline Note) or any other

Loan Document shall be made by the Borrower to the Agent for the pro rata account of the Lenders entitled to receive such payment. All such payments required to be made to the Agent shall be made, without setoff, deduction or counterclaim, not later than 1:00 p.m., New York time, on the date due, in same day or immediately available funds, Bank of New York, ABA No. 021-000-018, credit to Canadian Imperial Bank of Commerce account no. 890-0331-046, for further credit to: Agented Loans account no. 0709611, reference: Boyd or to such other account as the Agent shall specify from time to time by written notice to the Borrower. Funds received after such time shall be deemed to have been received by the Agent on the next succeeding Business Day. The Agent shall promptly remit in same day funds on the Business Day received to each Lender its share, if any, of such payments received by the Agent for the account of such Lender. All interest shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan, 365 days or, if appropriate, 366 days). All Unused Fees, Fronting Fees, L/C Fees and other fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such fees are payable over a year comprised of 365 days or, if appropriate, 366 days. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (c) of the definition of the term "Interest Period" with respect to Eurodollar Rate Loans) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

        SECTION 4.8. Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of Sections 4.3, 4.4, 4.5 and 4.6) in excess of its pro rata share of payments then or therewith obtained by all Lenders entitled to such payment, such Lender shall purchase from the other Lenders such participations in Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of (a) the amount of such selling Lender's required repayment to the purchasing Lender to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim. For the purposes of determining a Lender's applicable pro rata share, all issued and outstanding Letters of Credit shall be considered Revolving Loans, and any payments in respect thereof shall be deposited in the cash collateral account established pursuant to Section 2.7 hereof. If any Letter of Credit shall thereafter expire or terminate without being drawn, the amount previously deposited into the cash collateral account in respect thereof shall be released from the cash collateral account and distributed to the Lenders on a pro rata basis or, if no Loans shall be outstanding, delivered to the Borrower.

        SECTION 4.9. Setoff. Each Lender, with the consent of the Agent and the Majority Lenders, shall, upon the occurrence of any Default described in clauses
(a) through (d) of Section 8.1.9 or upon the occurrence of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Borrower hereby grants to each Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Lender; provided, however, that any such appropriation and application shall be subject to the provisions of
Section 4.8. Each Lender agrees promptly to notify the Borrower and the Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

        SECTION 4.10. Use of Proceeds. No proceeds of any Loan will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any "margin stock", as defined in F.R.S. Board Regulation U.

        SECTION 4.11. Discretion of Lenders as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Lender had actually funded and maintained each Eurodollar Loan during the Interest Period for such Loan through the purchase of deposits having a maturity corresponding to the last day of such Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period. Each Lender shall use reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to take appropriate action, including the selection of a jurisdiction of its Eurodollar Office or the changing of the jurisdiction of its Eurodollar Office, as the case may be, so as to avoid the imposition of any increased costs or withholding taxes or to eliminate the amount of any such increased costs or withholding taxes which may thereafter accrue; provided that no such selection or change of the jurisdiction for its Eurodollar Office shall be made if, in the reasonable judgment of such Lender, such selection or change would be disadvantageous to such Lender.

        SECTION 4.12. Substitution. In the event that (x) any Lender's obligation to make Eurodollar Rate Loans has been declared unlawful pursuant to
Section 4.1, (y) any Lender has demanded compensation under Section 4.3 or 4.6, or (z) a Lender is the subject of a Disqualification, and so long as there does not exist a Default or Event of Default, the Borrower shall have the right, with the consent of the Agent, to designate an Eligible Assignee (which may be one or more of the Lenders) as a substitute for such Lender to purchase the Notes (for a price equal to all principal, interest, fees and costs owed to such Lender) and assume the Commitments of such Lender.


                                    ARTICLE V
                             CONDITIONS TO BORROWING

        SECTION 5.1. Initial Borrowing. The obligations of the Lenders to fund the initial Borrowing or the L/C Issuer to issue the initial Letter of Credit shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.1; provided, that if the initial Borrowing is not funded by July 31, 1999, the Commitments shall then expire.

               SECTION 5.1.1. Resolutions, etc. The Agent shall have received from the Borrower a certificate, dated the date of the initial Borrowing, of its Secretary or Assistant Secretary as to

                (a) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Notes and each other Loan Document to be executed by it;

                (b) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement, the Notes and each other Loan Document to be executed by it; and

                (c) its articles of incorporation and bylaws,

upon which certificate each Lender may conclusively rely until it shall have received a further certificate of the Secretary of the Borrower canceling or amending such prior certificate; and the Agent shall have received from each Guarantor a certificate, dated the date of the initial Borrowing, of its Secretary or Assistant Secretary as to

                (a) resolutions of the Board of Directors then in full force and effect authorizing the execution, delivery and performance of its Guaranty and each other Loan Document to be executed by it;

                (b) the incumbency and signatures of those of its officers authorized to act with respect to its Guaranty, and each other Loan Document to be executed by it; and

                (c) its articles of incorporation and bylaws,

upon which certificate each Lender may conclusively rely until it shall have received a further certificate of the Secretary of such Guarantor canceling or amending such prior certificate. In addition, the Agent shall have received from the Borrower and each Guarantor a certificate, dated not earlier than June 1, 1999 from the Secretary of State of each State in which such Person is qualified to do business confirming the good standing in that State of the Borrower or such Guarantor, as the case may be.

               SECTION 5.1.2. Delivery of Notes. The Agent shall have received, for the account of each Lender, the Notes duly executed and delivered by the Borrower and the lenders under the Prior Credit Agreement shall have made arrangements satisfactory to the Borrower to return the notes delivered thereunder.

               SECTION 5.1.3. Guaranty. The Agent shall have received the Guaranty, dated the date hereof, duly executed by each of the Guarantors.

               SECTION 5.1.4. Security Agreement. The Agent shall have received executed counterparts of the Security Agreement or amendments thereto, duly executed by each of the Borrower and the Guarantors (other than the Borgata Subsidiary, which shall become a party thereto when it becomes a Significant Subsidiary), covering all of each such Person's equipment, gaming devices (but only to the extent permitted by applicable law) and associated equipment, fixtures, furnishings, inventory, accounts, intangibles and other personal property of every kind and description, including, to the extent permitted by the terms of the financing or leasing agreements applicable thereto, all furniture, fixtures and equipment that are financed or leased (all of the foregoing is collectively referred to as the "Personal Property Collateral"), together with

                (a) acknowledgment copies of properly filed Uniform Commercial Code financing statements (Form UCC-1), dated a date reasonably near to and prior to the date of the initial Borrowing, or such other evidence of filing as may be acceptable to the Agent, naming each of the Guarantors (as appropriate) as the debtor, and the Agent on behalf of the Lenders, as the secured party, or other similar instruments or documents, filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Agent, desirable to perfect the security interest of the Agent pursuant to the Security Agreement;

                (b) executed copies of proper Uniform Commercial Code termination statements, if any, necessary to release all Liens and other rights of any Person securing any existing Liens (other than Permitted Liens), together with such other Uniform Commercial Code termination statements as the Agent may reasonably request; and

                (c) certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-3), or a similar search report certified by a party selected by and acceptable to the Agent, dated a date reasonably near to the date of the initial Borrowing, listing all effective financing statements which name each of the Guarantors (under their present names and any previous names) as the debtor and which are filed in the jurisdictions in which filings were made pursuant to clause
        (a) above, together with copies of such financing statements (none of which (other than those described in clause (a), if such Form UCC-3 or search report, as the case may be, is current enough to list such financing statements described in clause (a)) shall cover any Collateral described in the Security Agreement).

               SECTION 5.1.5. Deeds of Trust. The Agent shall have received executed counterparts of a Deed of Trust or an amendment thereto with respect to each Pledged Casino, duly executed by each of the owners of the Pledged Casinos, together with

                (a) evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of each of the Deeds of Trust or, if applicable, amendments thereto as may be necessary or, in the reasonable opinion of the Agent, desirable effectively to record the Deeds of Trust as valid, perfected Liens against the Pledged Casinos, which Liens are subject to no outstanding monetary Liens recorded against Guarantors' interest in the Pledged Casino;

                (b) title policies (collectively, the "Title Policies") in favor of the Agent on behalf of the Lenders providing title insurance in an aggregate amount of $600,000,000 and otherwise in form and substance satisfactory to the Agent and issued by the Title Company, with respect to the Deeds of Trust; and

                (c) such other approvals, opinions, or documents in connection with the foregoing as the Agent may reasonably request.

               SECTION 5.1.6. Surveys. The Agent shall have received, in triplicate, a surveyor's plat of survey (dated not earlier than January 1, 1999 in the case of the Par-a-Dice Hotel and Casino and the Main Street Station and not earlier than May 1, 1996 in the case of all other Pledged Casinos) of each of the Pledged Casinos prepared (and so certified) in compliance with the provisions of the applicable state survey standards by a registered land surveyor of the state in which such Pledged Casino is located, and certified to the Agent and the Title Company.

               SECTION 5.1.7. Environmental Audit. The Agent shall have received copies of a so-called "phase one" environmental audit covering the Main Street Station and the Par-A-Dice Hotel and Casino, in each case prepared by an environmental consulting firm selected by the Borrower and reasonably acceptable to the Agent, and in form, substance and results, reasonably satisfactory to the Agent.

               SECTION 5.1.8. First Preferred Ship Mortgages. The Agent shall have received executed counterparts of the First Preferred Ship Mortgages or amendments thereto duly executed by each of Boyd Tunica, Par-A-Dice Gaming Corporation and Treasure Chest, together with

                (a) evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of each of the First Preferred Ship Mortgages or, if applicable, amendments thereto, as may be necessary or, in the reasonable opinion of the Agent, desirable effectively to record the First Preferred Ship Mortgages as valid, perfected Liens against the vessels described therein, which Liens are subject to no outstanding monetary Liens recorded against such vessels; and

                (b) such other approvals, opinions or documents in connection with the foregoing as the Agent may reasonably request.

               SECTION 5.1.9. Consents, etc. The Agent shall have received certified copies of all documents evidencing any necessary corporate action of the Borrower, material consents, shareholder, creditor, material lessor, governmental and material regulatory approvals or exemptions in connection with this Agreement, all in form and substance reasonably satisfactory to the Agent and, as to legal matters, its counsel.

               SECTION 5.1.10. Insurance Coverages.

                (a) The Borrower shall have obtained, and the Agent shall have approved, the following insurance coverages with respect to the Pledged
        Casinos:

                    (i) Comprehensive general public liability insurance in an amount reasonably satisfactory to the Agent and the Borrower covering the Borrower and the Guarantors;

                    (ii) Worker's compensation insurance (or self insurance
                therefor) and employer's liability insurance for the Borrower and the Guarantors, all in such amounts as may be required by statute;

                    (iii) If commercially available, flood insurance if any
                Pledged Casino is located in an area designated by the Secretary of Housing and Urban Development as a special flood hazard area; and

                    (iv) Rental or business interruption insurance in amounts
                sufficient to pay operating expenses, lost rental income and debt service for a period of up to six months on each Pledged Casino.

                (b) All policies of insurance required to be maintained by the Borrower and the Guarantors shall be issued by companies reasonably satisfactory to the Agent and shall have coverages and endorsements (including, without limitation, waivers of subrogation and waivers of breach of warranty) and be written for such amount as the Agent may reasonably require. All policies of insurance required to be maintained by Borrower and the Guarantors must name the Agent as mortgagee and additional insured or loss payee, must insure the interest of the Agent in the property as mortgagee and must provide that no cancellation or material modification of the policies will be made without thirty days' prior written notice to Agent. Certificates for all such policies must be delivered to the Agent and approved by the Agent (which approval shall not be unreasonably withheld).

               SECTION 5.1.11. Hazardous Materials Indemnity. The Agent shall have received the Hazardous Materials Indemnity, dated as of the date hereof, duly executed by the Guarantors.

               SECTION 5.1.12. Solvency. The Agent shall have received a certificate substantially in the form of Exhibit K hereto from the president, the chief executive or chief financial Authorized Officer of the Borrower as to solvency of the Borrower and each of the Guarantors, both before and after giving effect to the transactions contemplated by this Agreement.

               SECTION 5.1.13. Opinions of Counsel. The Agent shall have received opinions, dated the date of the initial Borrowing and addressed to the Agent and all Lenders, from Morrison & Foerster LLP, McDonald Carano Wilson Bergin Frankovich & Hicks LLC, Watkins Ludlam & Stennis, P.A., Freeborn & Peters, McGlinchey Stafford and Terriberry, Carroll & Yancey L.L.P., counsel to the Borrower and the Guarantors as to the matters set forth in Exhibit L hereto.

               SECTION 5.1.14. Closing Fees, Expenses, etc. The Agent shall have received for its own account, or for the account of each Lender, all fees, costs and expenses due and payable pursuant to Sections 3.3 and, if then invoiced, 10.3.

               SECTION 5.1.15. Loan Documents. The Agent shall have received copies of such other documents or such other evidence as the Agent may reasonably request showing that the Loans have been fully secured on the terms described in this Agreement.

        SECTION 5.2. All Borrowings. Subject to the provisions of Section 3.1.2, the obligation of the L/C Issuer to issue any Letter of Credit or of each Lender to fund any Loan on the occasion of any Borrowing (including the initial Borrowing) that would increase the aggregate principal amount of Loans outstanding hereunder shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 5.2.

               SECTION 5.2.1. Compliance with Warranties, No Default, etc. Both before and after giving effect to the issuance of a Letter of Credit or any Borrowing (but, if any Default of the nature referred to in Section 8.1.5 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds thereof) the following statements shall be true and correct:

                (a) the representations and warranties set forth in Article VI (excluding, however, those contained in Section 6.7) shall be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

                (b) except as disclosed by the Borrower to the Agent and the Lenders pursuant to Section 6.7

                    (i) no labor controversy, litigation, action, arbitration or governmental investigation or proceeding shall be pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries which if adversely determined may be reasonably expected to have a Material Adverse Effect; and

                    (ii) no development shall have occurred in any labor
                controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to Section 6.7 which may be reasonably expected to have a Material Adverse Effect; and

                (c) no Default shall have then occurred and be continuing.

               SECTION 5.2.2. Borrowing Request. Except for the Borrowings of Swing Loans, the Borrower shall have furnished the Agent with a Borrowing Request for such Borrowing. Each of the delivery of a Borrowing Request and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing (both immediately before and after giving effect to such Borrowing and the application of the proceeds thereof) the statements made in Subsection 5.2.1 are true and correct. Each request by the Borrower for the issuance of a Letter of Credit shall be made pursuant to a Letter of Credit application in the L/C Issuer's then current form. Delivery of such application and the delivery by the L/C Issuer of the Letter of Credit shall constitute a representation and warranty by the Borrower that on the date of issuance of such Letter of Credit (both immediately before and after giving effect thereto) the statements made in Subsection 5.2.1 are true and correct. Each request by the Borrower for Borrowings of Swing Loans and the acceptance by the Borrower of the proceeds of such Swing Loans shall constitute a representation and warranty by the Borrower that on the date of such Borrowing (both immediately before and after giving effect to such Borrowing in the application of the proceeds thereof) the statements made in Subsection 5.2.1 are true and correct.

               SECTION 5.2.3. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Borrower or any of its Subsidiaries shall be satisfactory in form and substance to the Agent and its counsel; the Agent and its counsel shall have received all information, approvals, opinions, documents or instruments as the Agent or its counsel may reasonably request.


                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

        In order to induce the Lenders and the Agent to enter into this Agreement and to make Loans and issue Letters of Credit hereunder, the Borrower represents and warrants unto the Agent and each Lender as set forth in this
Article VI.

        SECTION 6.1. Organization, etc. Each of the Borrower and its Significant Subsidiaries is a corporation, partnership, limited liability company or trust validly organized and existing and in good standing under the laws of the State of its formation, is duly qualified to do business and is in good standing as foreign corporation, partnership, limited liability company or trust in each jurisdiction where the nature of its business requires such qualification, unless the failure to so qualify may not reasonably be expected to have a Material Adverse Effect, and has full power and authority and holds all requisite governmental licenses, permits and other approvals necessary to enter into and perform its Obligations under this Agreement, the Notes and each other Loan Document to which it is a party and to own and hold its property and to conduct its business substantially as currently conducted. As of the Effective Date, each Significant Subsidiary is a Guarantor.

        SECTION 6.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower of this Agreement, the Notes, each other Loan Document executed or to be executed by it, and the execution, delivery and performance by each Guarantor of each Loan Document executed or to be executed by each Guarantor, are within each such Person's corporate powers, have been duly authorized by all necessary corporate action, and do not

                (a) contravene such Person's Organic Documents;

                (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower or any Guarantor, except where such contravention may not reasonably be expected to have a Material Adverse Effect; or

                (c) result in, or require the creation or imposition of, any Lien on the Borrower's or any Guarantor's properties other than pursuant to the Loan Documents.

        SECTION 6.3. Government Approval, Regulation, etc. Except for such authorizations, approvals or notices obtained or delivered as of the Effective Date or subsequently required in connection with the addition of any Guarantor or the pledge of any additional Venture pursuant to Section 7.1.10, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance (i) by the Borrower of this Agreement, the Notes or any other Loan Document or (ii) by any Guarantor of any Loan Document to which any of them is a party, except that pursuant to regulation 8.130 of the Nevada Gaming Control Board a notice of the Borrower's execution of this Credit Agreement must be filed with the Nevada Gaming Control Board within the time periods prescribed therein and pursuant to Mississippi Gaming Commission Regulation III.I.11 a notice and report of the material terms of this Agreement and certain related information must be filed with the Mississippi Gaming Commission within the time period prescribed therein. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        SECTION 6.4. Validity, etc. This Agreement constitutes, and the Notes and each other Loan Document executed by the Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and general principles of equity; and each Loan Document executed by each Guarantor will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of each such Person enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and general principles of equity.

        SECTION 6.5. Financial Information. The audited balance sheet of the Borrower and its Subsidiaries as at December 31, 1998, the unaudited balance sheet of the Borrower and its Subsidiaries as at March 31, 1999, the operating statements for each of the Pledged Casinos for the three-month period ending March 31, 1999, and the related statements of income and cash flow of the Borrower and its Subsidiaries, copies of which have been furnished to the Agent and each Lender, have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended.

        SECTION 6.6. No Material Adverse Effect. Since December 31, 1998, there has been no Material Adverse Effect.

        SECTION 6.7. Litigation, etc. As of the Effective Date, there is no pending or, to the knowledge of the Borrower, threatened labor controversy, litigation, action, or proceeding affecting the Borrower or any of its Subsidiaries, or any of their respective properties, assets or revenues, which, if adversely determined may be reasonably expected to have a Material Adverse Effect, except as disclosed in Item 1 ("Litigation; Labor Matters") of the Disclosure Schedule.

        SECTION 6.8. Subsidiaries. The Borrower has no direct or indirect Subsidiaries, except those Subsidiaries

                (a) which are identified in Item 2 ("Existing Subsidiaries") of the Disclosure Schedule and which are wholly-owned by the Borrower as of the Effective Date; or

                (b) which are permitted to have been formed or acquired in accordance with Section 7.2.5 or Section 7.2.13.

        SECTION 6.9. Ownership of Properties. The Borrower and each of its Subsidiaries have good and marketable title to all of their respective properties and assets, in the case of the Borrower and each of its Subsidiaries, free and clear of all Liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to Section 7.2.3. The provisions of the Deeds of Trust, the First Preferred Ship Mortgages and the Security Agreement are effective to create, in favor of the Agent (for the benefit of the Lenders), valid and perfected first priority Liens on the Pledged Casinos, the vessels subject to the First Preferred Ship Mortgages and all personal property described in the Security Agreement and the Deeds of Trust, subject only to the Permitted Liens. All governmental approvals necessary or, in the reasonable opinion of the Agent, desirable to perfect and protect, and establish and maintain the priority of, such Liens have been duly effected or taken.

        SECTION 6.10. Compliance. The Borrower and the Guarantors are in compliance with all presently existing applicable statutes, laws, regulations, rules, ordinances and orders of any kind whatsoever (including, but not limited to, any zoning and building laws or ordinances, subdivision laws or ordinances, any Environmental Laws, or any presently existing rules, regulations or orders of any governmental entity, authority or agency) (all of which are sometimes hereinafter collectively referred to as "Laws"), and with all presently existing covenants and restrictions


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of record relating to the use and occupancy of any of their respective properties, in any case except to the extent that failure to so comply may not reasonably be expected to have a Material Adverse Effect.

        SECTION 6.11. Pension and Welfare Plans. During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement by the Borrower and prior to the date of any Borrowing hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which is reasonably likely to result in the incurrence by the Borrower or any member of the Controlled Group of any material liability, fine or penalty. Except as disclosed in Item 4 ("Employee Benefit Plans") of the Disclosure Schedule, neither the Borrower nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

        SECTION 6.12. Environmental Warranties. Except as set forth in Item 5 ("Environmental Matters") of the Disclosure Schedule:

                (a) all facilities and property (including underlying groundwater) owned or leased by the Borrower or any of its Subsidiaries have been, and continue to be, owned or leased by the Borrower and such Subsidiaries in material compliance with all applicable Environmental Laws;

                (b) there have been no past, and there are no pending or threatened

                    (i) claims, complaints, notices or requests for information received by the Borrower or any of its Subsidiaries with respect to any alleged violation of any applicable Environmental Law;

                    (ii) complaints, notices or inquiries to the Borrower or any of its Subsidiaries regarding potential liability under any applicable Environmental Law; or

                    (iii) claims, complaints, notices or requests to the
                Borrower or any its Subsidiaries requiring investigation or remediation under any applicable Environmental Law;

        that, singly or in the aggregate, have, or may be reasonably expected to have, a Material Adverse Effect;


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
                (c) there have been no Releases of Hazardous Materials in violation of any applicable Environmental Law at, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries that, singly or in the aggregate, may be reasonably expected to have a Material Adverse Effect;

                (d) the Borrower and its Subsidiaries have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters that are required pursuant to any Environmental Law and necessary for their businesses;

                (e) no property now or previously owned or leased by the Borrower or any of it Subsidiaries is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to and as defined by CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

                (f) there are no underground storage tanks, or water, gas or oil wells, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries that, singly or in the aggregate, may be reasonably expected to have a Material Adverse Effect;

                (g) there are no polychlorinated biphenyls or friable asbestos present at any of the Pledged Casinos that, singly or in the aggregate, have, or may be reasonably expected to have a Material Adverse Effect; and

                (h) as of the Effective Date, to the best of the Borrower's knowledge, no conditions exist at, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries which, with the passage of time, or the giving of notice or both, would give rise to any material liability under any existing Environmental Law.

        SECTION 6.13. Regulations U and X. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation U or X. Terms for which meanings are provided in F.R.S. Board Regulation U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

        SECTION 6.14. Taxes. The Borrower and each of its Subsidiaries have filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental


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charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

        SECTION 6.15. Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to the Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by the Borrower or has been subsequently supplemented by other or further information to the extent necessary to give the Agent and the Lenders true and accurate knowledge of the subject matter thereof, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

        SECTION 6.16. Year 2000 Compliance. Any reprogramming required to permit the proper functioning (to the extent that such proper functioning would otherwise be impaired by the occurrence of the year 2000) in and following the year 2000 of computer systems and other equipment containing embedded microchips, in either case owned or operated by the Borrower or any of its Subsidiaries or used or relied upon in the conduct of their business (including any such systems and other equipment supplied by others or with which the computer systems of the Borrower or any of its Subsidiaries interface), and the testing of all such systems and other equipment as so reprogrammed, will be completed by September 30, 1999, except to the extent such non-completion could not reasonably be expected to result in a Material Adverse Effect. The costs to the Borrower and its Subsidiaries that have not been incurred as of the date hereof for such reprogramming and testing and for the other reasonably foreseeable consequences to them of any improper functioning of other computer systems and equipment containing embedded microchips due to the occurrence of the year 2000 could not reasonably be expected to result in a Default or Event of Default or to have a Material Adverse Effect. Except for any reprogramming referred to above, the computer systems of the Borrower and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient in all material respects for the conduct of their business as currently conducted.

                                   ARTICLE VII
                                    COVENANTS

        SECTION 7.1. Affirmative Covenants. The Borrower agrees with the Agent and each Lender that, until all Commitments have


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terminated, all Letters of Credit have expired or been cash-collateralized and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 7.1.

               SECTION 7.1.1. Financial Information, Reports, Notices, etc. The Borrower will furnish to each Lender and the Agent copies of the following financial statements, reports, notices and information:

                (a) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of income and cash flow of the Borrower and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by the chief financial officer of the Borrower;

                (b) as soon as available and in any event within 90 days after the end of each Fiscal Year of the Borrower, a copy of the annual audit report for such Fiscal Year for the Borrower and its Subsidiaries, including therein consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of income and cash flow of the Borrower and its Subsidiaries for such Fiscal Year, in each case certified (without any Impermissible Qualification) in a manner acceptable to the Agent by Deloitte & Touche or other independent public accountants reasonably acceptable to the Agent and the Majority Lenders, together with a certificate from such accountants confirming compliance with each of the financial ratios and restrictions contained in Section 7.2 and to the effect that, in making the examination necessary for the signing of such annual report by such accountants, they have not become aware of any Default or Event of Default that has occurred and is continuing, all as certified by the chief financial officer of the Borrower;

                (c) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, a certificate in substantially the form of Exhibit M hereto, executed by the chief financial officer of the Borrower, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Agent) compliance with the financial covenants set forth in Section 7.2;

                (d) as soon as possible and in any event within 45 days after the end of each Fiscal Quarter, a computation of the


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
        Total Leverage Ratio as of the end of such Fiscal Quarter and a written report, in form and detail reasonably acceptable to the Agent, with respect to the status of each New Venture, including the amounts of Expansion Capital Expenditures and New Venture Investments made, and reasonably anticipated to be made, with respect thereto, each certified by the chief financial officer of the Borrower;

                (e) promptly after request by the Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any of its Subsidiaries, or any audit of any of them;

                (f) as soon as possible and in any event within 30 days after the end of each month, monthly and year-to-date operating statements for each Venture owned by the Borrower and its Subsidiaries, each of which statements shall compare the financial performance of such Venture to the Borrower's projections and each of which shall be certified by the chief financial officer of the Borrower and accompanied by a narrative report describing the results of operations of such Venture during such month;

                (g) as soon as possible and in any event within five days after the Borrower obtains knowledge of the occurrence of each Default, a statement of an Authorized Officer of the Borrower setting forth details of such Default and the action which the Borrower has taken and proposes to take with respect thereto;

                (h) as soon as possible and in any event within five days after the Borrower obtains knowledge of the (x) occurrence of any material adverse development with respect to any labor controversy, litigation, action or proceeding described in Section 6.7 (including, without limitation, the entry against the Borrower or any of its Subsidiaries of a judgment in excess of $1,000,000) or (y) commencement of any material labor controversy, litigation, action or proceeding of the type described in Section 6.7, notice thereof and, as promptly as possible, but in no event later than ten Business Days after such event, copies of all documentation relating thereto;

                (i) promptly after the sending or filing thereof, copies of all reports which the Borrower sends to any of its security holders and copies of all material filings that the Borrower makes with any regulatory commission having jurisdiction over the Borrower (except to the extent that such reports are


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        restricted from disclosure by the particular regulatory agency), and all reports and registration statements which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

                (j) within thirty days after the beginning of each Fiscal Year of the Borrower, financial projections for each Venture owned by the Borrower and its Subsidiaries for such Fiscal Year, in reasonable detail and in all respects satisfactory to the Agent;

                (k) promptly upon becoming aware of the institution of any steps by the Borrower or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which is reasonably likely to result in the requirement that the Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which is reasonably likely to result in the incurrence by the Borrower of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto; and

                (l) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender or the Agent may from time to time reasonably request.

               SECTION 7.1.2. Compliance with Laws, etc. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders (including, without limitation, all applicable gaming laws, rules, regulations and orders and all filings described in Section 6.3) except to the extent that failure to so comply may not reasonably be expected to have a Material Adverse Effect, such compliance by each Significant Subsidiary to include (without limitation):

                (a) subject to Sections 7.1.7 and 7.2.8, the maintenance and preservation of its qualification as a foreign corporation or other entity; and

                (b) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for


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        which adequate reserves in accordance with GAAP shall have been set aside on its books.

               SECTION 7.1.3. Construction and Maintenance of Properties, Etc. The Borrower shall, and shall cause its Subsidiaries to, maintain and preserve all of its properties necessary or useful in the proper conduct of their business (including, in the case of the Guarantors, the Pledged Casinos), in good working order and condition in all material respects, ordinary wear and tear excepted and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times. The Borrower shall not permit all or any portion of any of the Pledged Casinos to be removed, demolished or materially altered, except in connection with the improvement, renovation or expansion thereof and to the extent that the value thereof is not materially impaired, and shall restore, replace or rebuild any Pledged Casino, or any part thereof now or hereafter damaged or destroyed by any casualty (whether or not insured against or insurable).

               SECTION 7.1.4. Insurance.

                (a) In addition to maintaining the insurance coverage required as of the Effective Date under Section 5.1.10 hereof, the Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to the Pledged Casinos and the business of the Borrower and its Subsidiaries conducted therein or in connection therewith (including business interruption insurance) against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and will furnish to each Lender annually and thirty days prior to the expiry of any policy a certificate of an Authorized Officer of the Borrower setting forth the nature and extent of all insurance maintained by the Borrower and its Subsidiaries in accordance with Section 5.1.10 and this Section.

                (b) All such policies of insurance shall:

                    (i) be written by financially responsible companies selected by the Borrower and having an A.M. Best rating of "A" or better and being in a financial size category of XII or larger, or by other companies acceptable to the Majority Lenders; and

                    (ii) name the Agent and the Lenders as additional insured, or loss payee, as its interest may appear (except in the case of workers' compensation insurance);


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                    (iii) provide that it will not be canceled or reduced,
                except after not less than 30 days' written notice to the Agent;

                    (iv) provide that the interests of the Agent and the Lenders shall not be invalidated by: (A) any act or negligence of the Borrower or any Person (other than the Lenders or the Agent) having an interest in any property covered by any Deed of Trust, First Preferred Ship Mortgage or Security Agreement; (B) any foreclosure or other proceeding relating to such property; (C) any negligent or unintentional breach or violation of any warranty, declaration or condition in any policy of insurance by the Borrower; provided, however, that neither the Agent nor any Lender shall be deemed to have made any such warranty, declaration or to be subject to any such condition in respect of any such policy or insurance; or (D) any change in the title to or ownership of all or any part of the Pledged Casinos;

                    (v) waive all rights of subrogation of the insurers against the Agent and the Lenders;

                    (vi) waive any right of the insurers to set-off or
                counterclaim or to make any other deduction, whether by way of attachment or otherwise, as against the Agent or any Lender;

                    (vii) waive all claims for insurance premiums or commissions or additional premiums or assessments against the Agent and the Lenders; and

                    (viii) provide that, except in the case of third-party
                liability insurance, the proceeds of any loss affecting real or personal property or interests shall be applied in accordance with the terms of the applicable Deed of Trust, First Preferred Ship Mortgage or Security Agreement.

                (c) The Borrower will advise the Agent promptly of any policy cancellation, reduction or amendment.

                (d) On or before the date of the initial Borrowing hereunder, the Borrower will deliver to the Agent certificates of insurance reasonably satisfactory to the Agent evidencing the existence of all insurance required to be maintained by the Borrower under this Agreement setting forth the respective coverages, limits of liability, carriers, policy numbers and periods of coverage and showing that such insurance will be effective through July 1, 2000 as to property insurance policies for the Pledged Casinos subject only to the payment


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        of premiums as they become due. Thereafter, on each July 1 of each year
        (commencing in 2000) the Borrower will deliver to the Agent certificates of insurance evidencing that all insurance required to be maintained by the Borrower under this Agreement will be in effect through the respective anniversary dates of the following Fiscal Year, subject only to the payment of premiums as they become due. In addition, the Borrower will not materially modify any of the provisions of any policy with respect to casualty insurance without delivering the original copy of the endorsement reflecting such modification to the Agent. The Borrower will not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required by this Section
        7.1.4. unless the Agent on behalf of the Lenders are named insured under such insurance, with loss payable as provided in this Agreement. The Borrower will immediately notify the Agent whenever any such separate insurance is obtained and shall deliver to the Agent the certificates evidencing the same.

                (e) Without limiting the obligations of the Borrower under the foregoing provisions of this Section 7.1.4., in the event the Borrower shall fail to maintain in full force and effect insurance as required by the foregoing provisions of this Section 7.1.4., then the Agent may, and shall if instructed so to do by the Majority Lenders, procure insurance covering the interests of the Lenders and the Agent in such amounts and against such risks as otherwise would be required hereunder and the Borrower shall reimburse the Agent in respect of any premiums paid by the Agent in respect thereof.

               SECTION 7.1.5. Books and Records. The Borrower will, and will cause each of its Significant Subsidiaries to, keep books and records which accurately reflect all of their business affairs and transactions and permit the Agent and each Lender or any of their respective representatives, at reasonable times and intervals, to visit all of its offices, to discuss its financial matters with its officers and independent public accountant (and the Borrower hereby authorizes such independent public accountant to discuss the Borrower's financial matters with each Lender or its representatives whether or not any representative of the Borrower is present) and to examine (and, at the expense of the Borrower, photocopy a reasonable number of extracts from) any of its books or other corporate records. The Borrower shall cooperate with any representative of the Agent or any Lender in connection with the exercise by the Agent or such Lender of its rights under this Section 7.1.5.

               SECTION 7.1.6. Environmental Covenant. The Borrower will, and will cause each of its Subsidiaries to,


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                (a) use and operate all of its facilities and properties in material compliance with all applicable Environmental Laws, keep all permits, approvals, certificates, licenses and other authorizations required pursuant to applicable Environmental Laws in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws;

                (b) promptly notify the Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties under, or compliance of its facilities and properties with, applicable Environmental Laws, and shall promptly commence and diligently proceed to cure, to the reasonable satisfaction of the Agent any actions and proceedings relating to violations of compliance with applicable Environmental Laws; and

                (c) provide such information and certifications which the Agent may reasonably request from time to time to evidence compliance with this Section 7.1.6.

               SECTION 7.1.7. Maintenance of Existence. Subject to the right to complete mergers, liquidations and distributions permitted under Section 7.2.8, the Borrower will take all action necessary to maintain its corporate existence and the corporate existence of each Guarantor. Notwithstanding the foregoing, the Borrower and any of its Subsidiaries may, with the consent of the Agent (which consent shall not be unreasonably withheld or delayed), change its jurisdiction of organization or change the form of its organization (such as any change from a limited liability company to a partnership or corporation, or vice versa, any change from a corporation to a limited liability company or partnership, or vice versa, or any change from a partnership to a limited liability company or a corporation or a change from a multi-member limited liability company to a single-member limited liability company, or any similar change in structure).

               SECTION 7.1.8. Gaming and Liquor Licenses. The Borrower will maintain, and will cause each Guarantor to maintain, (i) such valid Gaming Licenses, registrations and findings of suitability in all jurisdictions as may be necessary to conduct their casino businesses and (ii) all liquor licenses and registrations as may be necessary to sell alcoholic beverages from and in their casinos.

               SECTION 7.1.9. Accuracy of Information. All factual information furnished after the date of execution and delivery of this Agreement by or on behalf of the Borrower or any Guarantor in writing to the Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby will be true and accurate in every material respect on the date as of which


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such information is dated or certified, and such information shall not be incomplete by omitting to state any material fact necessary to make such information not misleading.

               SECTION 7.1.10. Significant Subsidiaries. Promptly upon the determination that any Subsidiary has become a Significant Subsidiary (including, without limitation, at the time Boyd Indiana completes the Blue Chip Acquisition), the Borrower will cause such Significant Subsidiary to execute and deliver to the Agent for the benefit of the Lenders (i) an amendment to the Guaranty, if such Subsidiary is not already a party thereto, joining such Subsidiary as a party thereto, (ii) if such Subsidiary owns a Venture that is not already a Pledged Casino, one or more Deeds of Trust substantially in the form required by Section 5.1.5 hereof, together with a joinder to the Hazardous Materials Indemnity and all other documentation required thereunder, encumbering such Venture, (iii) an amendment to the Security Agreement, if such Subsidiary is not already a party thereto, joining such Subsidiary as a party thereto, (iv) legal opinions in form and substance satisfactory to the Agent, and (v) the documentation required by Sections 5.1.1, 5.1.6 and 5.1.7 hereof in respect of such Venture(s).

               SECTION 7.1.11. Use of Proceeds. The Borrower shall use the proceeds of the Loans to (i) refinance outstanding Indebtedness under the Prior Credit Agreement, (ii) to fund a portion of the Borrower's Investment in the Borgata Joint Venture, (iii) to fund the Blue Chip Acquisition and (iv) for other general corporate purposes.

               SECTION 7.1.12. Further Agreements. Unless otherwise consented to by the Majority Revolving Lenders, (i) prior to completing the Blue Chip Acquisition, the Agent shall have reviewed and approved the documentation to be delivered in connection with the Blue Chip Acquisition and (ii) prior to completing both of the Blue Chip Acquisition and the Required Borgata Investment, the Borrower shall have received not less than $150,000,000 of net proceeds from the issuance of Subordinated Debt.

        SECTION 7.2. Negative Covenants. The Borrower agrees with the Agent and each Lender that, until all Commitments have terminated, all Letters of Credit have expired or been cash-collateralized and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this
Section 7.2.

               SECTION 7.2.1. Business Activities. The Borrower will not, and will not permit any of its Significant Subsidiaries or any New Venture Entity to, engage in any business activity, except for (i) the ownership and operation of casinos, hotel/casinos,


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riverboats and the related facilities or any other Venture and (ii) such activities as may be incidental or related thereto.

               SECTION 7.2.2. Indebtedness. Without the consent of the Majority Revolving Lenders, the Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness other than the following:

                (i) the Obligations;

                (ii) the Senior Notes and Senior Subordinated Notes outstanding on the Effective Date,

                (iii) any notes issued pursuant to a Permitted Senior Note Issuance or a Permitted Subordinated Debt Issuance;

                (iv) Hedging Obligations entered into by the Borrower with any Lender or any Affiliate of any Lender to hedge the Borrower's exposure with respect to interest rate fluctuations, which Hedging Obligations may, at a Lender's discretion, be ratably secured by the Collateral; provided, in no event shall the notional principal amount of such secured Hedging Obligations exceed $300,000,000 in the aggregate;

                (v) unsecured trade debt incurred in the ordinary course of business and unsecured accrued liabilities incurred in the ordinary course of business;

                (vi) Indebtedness in an aggregate amount not to exceed $25,000,000 at any time outstanding; provided, however that any secured Indebtedness permitted hereunder shall be secured by only those assets that are purchased, leased or financed with the funds provided thereby; and

                (vii) direct or indirect Indebtedness of the Borrower's Subsidiaries to the Borrower or another Subsidiary or Indebtedness of the Borrower to any Subsidiary;

        provided, however, that no additional Indebtedness other than Indebtedness pursuant to subsection (v) or Indebtedness to Guarantors or Indebtedness from a Guarantor to the Borrower or a Guarantor pursuant to subsection (vii) hereof, shall be permitted to be incurred if immediately before, or after giving effect to the incurrence thereof, any Default shall have occurred and be continuing. The Agent shall execute such documentation as may be reasonably required by a lender or lessor pursuant to subsection (vi) above in order to evidence that such lender or lessor's Lien on the assets leased or financed by such lender or lessor, if perfected and non-avoidable, is prior in right to any Lien in favor of the Lenders.

               SECTION 7.2.3.Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon (i) any of the Pledged Casinos or any of the Collateral, (ii) any real or personal property of any Guarantor, or (iii) the management contracts for the Silver Star Hotel and Casino, in each case whether now owned or hereafter acquired, except (solely with respect to the foregoing clauses (i) and (ii)):

                (a) Liens securing payment of the Obligations, granted pursuant to any Loan Document;

                (b) Liens described in, and securing Indebtedness permitted by,
        Section 7.2.2(iv), which Liens shall be secured ratably with the Obligations, and Liens described in, and securing Indebtedness permitted by, Section 7.2.2(vi);

                (c) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and which have been stayed pending resolution and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                (d) Liens for labor done and materials and services supplied and furnished (i) which have not been filed or recorded for more than sixty
        (60) days; (ii) which have not been filed or recorded for more than one hundred twenty (120) days and with respect to which, within the first sixty (60) days after such filing or recordation, the Borrower or the Subsidiary whose property is the subject of such a Lien has commenced, and thereafter diligently continues to prosecute by appropriate means, the release of such lien of record pursuant to the provisions of applicable state or federal law or (iii) which the Title Company has agreed to insure over in a manner satisfactory to the Agent;

                (e) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

                (f) easements, rights of way, restrictions and similar encumbrances incurred in the ordinary course of business not materially adversely affecting the value of any of the Pledged Casinos;

                (g) judgment Liens securing an aggregate amount less than $300,000 in existence less than twenty consecutive days after the entry thereof or with respect to which execution has been stayed by reason of a pending appeal or otherwise or the payment of which is covered in full (subject to a customary deductible) by insurance;

                (h) Liens held by joint venture partners, any lender to any New Venture Entity and any assignees thereof, with respect to the interests of the Borrower or one of its Subsidiaries in a New Venture Entity; provided that such Lien shall secure and relate only to the obligations of such New Venture Entity; and

                (i) Liens in existence on the date hereof described in Item 3 of the Disclosure Schedule;

        provided that this Section 7.2.3 shall not apply to prohibit the creation of a Lien to the extent necessary to prevent a revocation of a Gaming License under any applicable Gaming Laws if (i) no Default or Event of Default then exists which is not curable by the creation of the Lien; (ii) the Borrower has notified the Agent in writing of the necessity to invoke this proviso at least ten Business Days (or such shorter period as may be necessary in order to comply with a regulation or order of the relevant Gaming Board) in advance; and (iii) the creation of such Lien will not have a Material Adverse Effect.

               SECTION 7.2.4. Financial Condition. Without the consent of the Majority Revolving Lenders, the Borrower will not permit:

                (a) Net Worth to be less than the sum of (i) $212,587,000, plus
        (ii) 50% of the Borrower's consolidated net income (without giving effect to any losses) for each Fiscal Quarter ending on or after June 30, 1999, plus (iii) an amount equal to the increase in the Borrower's stockholders equity following the Effective Date by reason of sales and issuances of the Borrower's Capital Stock;

                (b) the Total Leverage Ratio at the end of any Fiscal Quarter, for the period of four consecutive Fiscal Quarters ending on such date, to be greater than the ratio set forth below opposite such period:


                   Period                            Ratio
                   ------                            -----
     June 30, 1999 - September 30, 2000           4.50 to 1.0
     December 31, 2000 - December 31, 2001        4.75 to 1.0

                   Period                            Ratio
                   ------                            -----
     March 31, 2002 - December 31, 2002           5.25 to 1.0
     March 31, 2003 and thereafter                4.75 to 1.0;


provided, that until the Borrower shall have made the Required Borgata Investment, then the foregoing chart shall be replaced with the following chart:


                   Period                            Ratio
                   ------                            -----
     June 30, 1999 to December 31, 2001           4.25 to 1.0
     March 31, 2002 to December 31, 2002          4.50 to 1.0
     March 31, 2003 and thereafter                4.25 to 1.0;


                (c) the Senior Secured Leverage Ratio at the end of any Fiscal Quarter for any period of four consecutive Fiscal Quarters ending on or after June 30, 1999 to be greater than 2.50 to 1.00; or

                (d) the Interest Coverage Ratio at the end of any Fiscal Quarter, for the period of four consecutive Fiscal Quarters ending on such date, to be less than the ratio set forth below opposite such period:


                   Period                            Ratio
                   ------                            -----
     June 30, 1999 to June 30, 2000               2.50 to 1.0
     September 30, 2000 to December 31, 2001      2.25 to 1.0
     March 31, 2002 to December 31, 2002          2.00 to 1.0
     March 31, 2003 and thereafter                2.25 to 1.0;


        provided that until the Borrower shall have made the Required Borgata Investment, then the foregoing chart shall be replaced with the following chart:


                   Period                            Ratio
                   ------                            -----
     June 30, 1999 and thereafter                 2.50 to 1.0


               SECTION 7.2.5.Investments. Without the consent of the Majority Revolving Lenders, the Borrower will not, and will not permit any of its Subsidiaries to, make, incur, assume or suffer to exist any Investment other than (i) Investments in existing Ventures owned by the Borrower or one of its Subsidiaries; (ii) New Venture Investments in the Borgata Joint Venture not exceeding $150,000,000 in the aggregate on a cumulative basis during the term of this Agreement; (iii) Expansion Capital Expenditures to the extent permitted by
Section 7.2.7; (iv) purchases or redemptions of the Capital Stock of the Borrower to the extent permitted by Section 7.2.6(b); (v) Investments consisting of or evidencing the extension of credit to customers of the Borrower or any of its Subsidiaries in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof; (vi) Investments representing all or a portion of the sales price for property sold to another Person; (vii) Investments of the

Borrower's Subsidiaries in the Borrower or any Subsidiary or Investments of the Borrower in any Subsidiary; and (viii) other Investments in an amount not to exceed the sum of (a) the Restricted Payment and Investment Basket plus (b) Available Net
Equity Proceeds.

               SECTION 7.2.6. Restricted Payments. Without the consent of the Majority Revolving Lenders,

                (a) Neither the Borrower nor any of its Subsidiaries shall purchase, or defease or redeem the Senior Notes, the Senior Subordinated Notes or any other Subordinated Debt; provided, however, that the Borrower may make such purchases or redemptions if (i) both before and after giving effect thereto, there shall not exist a Default or an Event of Default and (ii) the aggregate amount of such purchases or redemptions after the Effective Date does not exceed the sum of (a) the Restricted Payment and Investment Basket plus (b) Available Net Equity Proceeds and provided, further that the Borrower may, after prior written notice to the Lenders, redeem, purchase or defease any Senior Notes, Senior Subordinated Notes or other Subordinated Debt that any Gaming Board has ordered so purchased, redeemed or defeased.

                (b) The Borrower will not declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of Capital Stock (now or hereafter outstanding) of the Borrower or on any warrants, options or other rights with respect to any shares of any class of Capital Stock (now or hereafter outstanding) of the Borrower or apply, or permit any of its Subsidiaries to apply, any of its funds or assets to the purchase or redemption of any shares of Capital Stock of the Borrower unless (i) both before and after giving effect to any such dividend, distribution, purchase or redemption, there shall not exist a Default or an Event of Default and (ii) the aggregate amount of such dividends, distributions, purchases or redemptions after the Effective Date does not exceed the sum of (a) the Restricted Payment and Investment Basket plus (b) Available Net Equity Proceeds.

                (c) Except to the extent permitted by clause (a) above, the Borrower will not, and will not permit any of its Subsidiaries to make any payment or prepayment of Subordinated Debt on any day other than the stated scheduled date for such payment set forth in the Subordinated Debt.

               SECTION 7.2.7. Capital Expenditures. Except as otherwise approved by the Majority Revolving Lenders, the Borrower will not, and will not permit any of its Subsidiaries to, make or commit to make any Capital Expenditure other than:

                (a) Up to $75,000,000 of Expansion Capital Expenditure to expand and renovate Sam's Town Las Vegas and other Expansion Capital Expenditures on a cumulative basis from and after the Effective Date in an amount not to exceed the sum of (i) $50,000,000 plus (ii) Available Net Equity Proceeds plus (iii) up to $25,000,000 of the Expansion Capital Expenditures allocated for Sam's Town Las Vegas to the extent that such amounts were not expended at that property plus (iv) an additional $50,000,000 after January 1, 2000 if the Borrower's Total Leverage Ratio (after giving effect to the Required Borgata Investment) is less than 4.0 to 1.0 at the time the proposed Expansion Capital Expenditures are commenced; provided, however, in no event shall the Expansion Capital Expenditures for any Venture other than Sam's Town Las Vegas exceed $50,000,000 in the aggregate;

                (b) The Blue Chip Acquisition, but only to the extent that the purchase price therefor does not exceed $280,000,000; and

                (c) Maintenance Capital Expenditures (i) for the refurbishment of Sam's Town Las Vegas in an amount not to exceed $25,000,000, (ii) for the refurbishment of the Stardust Hotel and Casino in an amount not to exceed $25,000,000, (iii) for the Borrower's new customer information system in an amount not to exceed $50,000,000 and (iv) other Maintenance Capital Expenditures which do not exceed an aggregate amount of $65,000,000 in any Fiscal Year.

               SECTION 7.2.8. Consolidation, Merger, etc. The Borrower will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) other than in connection with the Blue Chip Acquisition, provided, however that any Subsidiary of the Borrower that has aggregate assets of less than $100,000 may liquidate or dissolve and provided further that (i) any Subsidiary of the Borrower may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower or any other Subsidiary and (ii) the Borrower may consolidate with or merge into any of its Subsidiaries; provided, however, that such Subsidiary agrees to assume the Obligations of the Borrower hereunder in a manner reasonably satisfactory to the Majority Lenders.

               SECTION 7.2.9. Asset Dispositions, etc. The Borrower will not, and will not permit any of its Subsidiaries to, sell or dispose of all or substantially all of the Collateral without the prior written consent of all Lenders. The Borrower will not, and will not permit any of its Subsidiaries to, make any Restricted

Disposition without the prior written consent of the Majority Lenders.

               SECTION 7.2.10. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other Affiliates, including without limitation, any management contract, unless such arrangement is fair and equitable to the Borrower or such Subsidiary and is of a sort which would be entered into by a prudent Person in the position of the Borrower or such Subsidiary with, or which is on terms which are no less favorable than are obtainable from, any Person which is not one of its Affiliates.

               SECTION 7.2.11. Negative Pledges, etc. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement prohibiting the creation or assumption of any Lien or restricting the ability of any Subsidiary to make any payments to the Borrower by way of dividends, advances or repayments of advances to the Borrower or restricting the ability of the Borrower to amend or otherwise modify this Agreement or any other Loan Document, except for

                (i) negative pledges in favor of joint venture partners, any lender to any New Venture Entity or any assignees thereof, with respect to the interests of the Borrower or one of its Subsidiaries in a New Venture Entity; and

                (ii) rights consisting of holdings in joint tenancy or other forms of ownership interests (and rights associated therewith) in a New Venture Entity or consisting of obligations of the Borrower or any of its Subsidiaries to sell, or rights of other Persons to purchase, the ownership interests of the Borrower or any of its Subsidiaries in a New Venture Entity, which obligations or rights were created substantially concurrently with the acquisitions of such ownership interests in the New Venture Entity;

provided that this Section 7.2.11 shall not apply to prohibit the creation of a negative pledge to the extent necessary to obtain or prevent a revocation of a Gaming License under any applicable Gaming Laws if (i) no Default or Event of Default then exists which is not curable by the creation of the negative pledge,
(ii) the Borrower has notified the Agent in writing of the necessity to invoke this proviso at least ten Business Days (or such shorter period as may be necessary in order to comply with a regulation or order of the relevant Gaming Board) in advance and (iii) the creation of such negative pledge will not have a Material Adverse Effect.

               SECTION 7.2.12. Amendments or Waivers of Certain Documents. The Borrower shall not, and shall not permit any of its Subsidiaries to, amend or supplement any term or provision of any Subordinated Debt or any documents pursuant to which any Subordinated Debt is outstanding, or waive or otherwise relinquish any of its rights or causes of action under or arising out of the Subordinated Debt or such other documents, without in each case obtaining the prior written consent of the Majority Lenders; provided, however, notwithstanding the foregoing, the Borrower and its Subsidiaries may amend, supplement or waive any terms of any Subordinated Debt so long as the Majority Lenders shall have determined that, after giving effect to such amendment, supplement or waiver, the terms of such Subordinated Debt are no less favorable to the Borrower and the Lenders than those under the existing Subordinated Debt. The Borrower shall not, and shall not permit any of its Subsidiaries to, make any material amendment or modification of the partnership agreement for the Borgata Partnership without obtaining the prior written consent of the Agent.

               SECTION 7.2.13. Subsidiaries. The Borrower will not create any Subsidiaries, without the prior written consent of the Agent, which consent shall not be unreasonably withheld, provided, that the provisions of this
Section 7.2.13 shall not require the Agent's consent for the formation of wholly-owned direct and indirect Subsidiaries of the Borrower or a New Venture Investment in a less than wholly-owned Subsidiary.

               SECTION 7.2.14. Fiscal Year. The Borrower will not, and will not permit any of its Subsidiaries to, change its Fiscal Year.

               SECTION 7.2.15. Rental Obligations. Except as otherwise approved by the Majority Revolving Lenders, the Borrower will not, and will not permit any of its Subsidiaries to, enter into at any time any arrangement which does not create a Capital Lease Obligation and which involves the leasing by the Borrower or any of its Subsidiaries from any lessor of any real or personal property (or any interest therein), except arrangements which, together with all other such arrangements which shall then be in effect, will not cause the aggregate rental expense of the Borrower and its Subsidiaries (net of rental receipts) to exceed $10,000,000 (excluding escalations resulting from a rise in the consumer price or similar index) for any Fiscal Year.

               SECTION 7.2.16. Limitation on Indebtedness.

                (a) Without the written consent of the Majority Term Lenders, the Borrower shall not, and shall not permit any Restricted Subsidiary to, Incur any Indebtedness unless no Event of Default has occurred and is continuing and unless (after giving effect to (i) the Incurrence of such

        Indebtedness as if such Indebtedness was Incurred at the beginning of the Reference Period and (if applicable) the application of the net proceeds thereof to repay other Indebtedness as if the application of such proceeds occurred at the beginning of the Reference Period, (ii) the Incurrence and retirement of any other Indebtedness since the first day of the Reference Period as if such Indebtedness was Incurred or retired at the beginning of the Reference Period and (iii) the acquisition or disposition of any company or business by the Borrower or any Restricted Subsidiary since the first day of the Reference Period including any acquisition or disposition which will be consummated contemporaneously with the Incurrence of such Indebtedness, as if such acquisition or disposition occurred at the beginning of the Reference Period), the Borrower's Consolidated Fixed Charge Coverage Ratio would exceed 2.0 to 1.

                (b) Notwithstanding the foregoing limitation, the Borrower may Incur the following Indebtedness: (i) Indebtedness evidenced by the Senior Notes; (ii) Indebtedness outstanding on the Issue Date; (iii) Indebtedness under this Agreement; (iv) Indebtedness of the Borrower or a Restricted Subsidiary owing to and held by a Restricted Subsidiary or the Borrower; provided, however, that any subsequent issuance or transfer of any Capital Stock or other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness except to the Borrower or a Restricted Subsidiary shall be deemed in each case to constitute the Incurrence of such Indebtedness by the issuer thereof; (v) Indebtedness under Interest Rate Agreements entered into for the purpose of limiting interest rate risks, provided that the obligations under such agreements are related to payment obligations on Indebtedness otherwise permitted by the terms of this covenant; (vi) Indebtedness under Currency Exchange Protection Agreements, provided that such Currency Exchange Protection Agreements were entered into for the purpose of limiting exchange rate risks in connection with transactions entered into in the ordinary course of business; (vii) Indebtedness in connection with one or more standby letters of credit, performance bonds or completion guarantees issued in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit; (viii) Indebtedness outstanding under Permitted FF&E Financings which are either (x) Non-Recourse Indebtedness of the Borrower and its Restricted Subsidiaries or (y) limited in amount for each Gaming Facility owned or leased by the Borrower or any of its Restricted Subsidiaries to the lesser of (1) the amount of FF &E used in such Gaming Facility and financed by such Permitted FF&E Financing or
        (2) $10 million; (ix) so long as no Event of

        Default has occurred and is continuing, Indebtedness of the Borrower not otherwise permitted to be Incurred pursuant to the provisions of paragraph (a) above or this paragraph in an aggregate amount Incurred not to exceed $25 million; or (x) Permitted Refinancing Indebtedness Incurred in respect of Indebtedness outstanding pursuant to the provisions of Section 7.2.16(a) or clauses (i), (ii), (iii), (viii) and this clause (x) of this Section 7.2.16(b).

               SECTION 7.2.17. Limitation on Restricted Payments.

                (a) Without the prior written consent of the Majority Term Lenders, the Borrower shall not make, and shall not permit any Restricted Subsidiary to make, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment, (a) a Default or an Event of Default shall have occurred and be continuing,
        (b) the Borrower could not Incur at least $1.00 of additional Indebtedness pursuant to Section 7.2.16 or (c) the aggregate amount of such Restricted Payment and all other Restricted Payments made from and after the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would exceed an amount equal to the sum of (i) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the end of the most recent Fiscal Quarter ended immediately prior to the Issue Date to the end of the most recent Fiscal Quarter ended immediately prior to the date of such Restricted Payment (or, in the case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); (ii) the aggregate Net Cash Proceeds received by the Borrower from the issue or sale of its Capital Stock (other than Disqualified Stock) subsequent to the end of the most recent Fiscal Quarter ended immediately prior to the Issue Date (other than an issuance or sale to a Subsidiary of the Borrower or an employee stock ownership plan or other sale to a Subsidiary of the Borrower or an employee stock ownership plan or other trust established by the Borrower or any of its Subsidiaries or pursuant to clauses (iii) or (iv) of Section 7.2.17(b)); (iii) the amount by which Indebtedness of the Borrower or any Guarantor is reduced on the Borrower's balance sheet upon the conversion or exchange (other than an issuance or sale to a Subsidiary of the Borrower or an employee stock ownership plan or other trust established by the Borrower or any of its Subsidiaries) subsequent to the end of the most recent Fiscal Quarter ended immediately prior to the Issue Date, of any Indebtedness of the Borrower or any Guarantor convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Borrower (less the amount of any cash or other property distributed by the Borrower or any Restricted Subsidiary upon such conversion or exchange); (iv) the amount equal to the net reduction in

        Investments resulting from (A) payments of dividends, repayments of loans or advances or other transfers of assets to the Borrower or any Guarantor or the satisfaction or reduction (other than by means of payments by the Borrower or any Restricted Subsidiary) of obligations of other Persons which have been Guaranteed by the Borrower or any Guarantor or (B) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries which execute Guarantees of the Senior Notes, in each case such net reduction in Investments being (x) valued as provided in the definition of "Investment" set forth in Section 1.1 of the Senior Indenture, (y) in an amount not to exceed the aggregate amount of Investments previously made by the Borrower or any Guarantor which were treated as a Restricted Payment, and (z) included in this clause (iv) only to the extent not included in Consolidated Net Income; (v) payments of dividends, repayments of loans or advances or other transfers of assets to the Borrower or any Guarantor from the Borgata Joint Venture to the extent such dividends, repayments, advances or other transfers exceed $100 million; and (vi) $75 million.

                (b) The provisions of the preceding paragraph shall not prohibit: (i) the payment of any dividend within 60 days after the date of its declaration if such dividend could have been paid on the date of its declaration in compliance with such provisions; provided that at the time of payment of such dividend no Default under any provision of
        Section 7.2.16 shall have occurred and be continuing (or would result therefrom); (ii) the redemption or repurchase of any Capital Stock or Indebtedness of the Borrower (other than any Capital Stock or Indebtedness which is held or beneficially owned by, or issued by, any member of the Boyd Family, the Borrower or any Affiliate of the Borrower) (A) if the holder or beneficial owner of such Capital Stock or Indebtedness is required to qualify under the Gaming Laws and does not so qualify or (B) if necessary in the reasonable, good faith judgment of the Board of Directors, as evidenced by a Board Resolution, to prevent the loss or secure the reinstatement of any Gaming License which if lost or not reinstated, as the case may be, would have a material adverse effect on the business of the Borrower and its Subsidiaries, taken as a whole, or would restrict the ability of the Borrower or any of its Subsidiaries to conduct business in any gaming jurisdiction; (iii) any purchase, redemption or other acquisition or retirement of Capital Stock of the Borrower made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock (other than Disqualified Stock) of the Borrower; (iv) any purchase, redemption or other acquisition or retirement of the Indebtedness of any Person made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock (other than Disqualified

        Stock) of the Borrower; (v) any purchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness from the process of Permitted Refinancing Indebtedness; (vi) any purchase, redemption or other retirement of the Senior Subordinated Notes; (vii) Investments not to exceed $100 million in the Borgata Joint Venture;
        (viii) Investment Guarantees to the extent permitted by Section 7.2.16 that constitute Permitted Joint Venture Investments and Guarantee (with full rights of subrogation) Indebtedness Incurred by a Permitted Joint Venture to acquire or construct Gaming Facilities provided that such Indebtedness (A) is not expressly subordinated in right of payment or otherwise to any other Indebtedness of such Permitted Joint Venture and
        (B) is secured by first priority security interests in such Gaming Facilities, and (ix) payments pursuant to Investment Guarantees which were entered into in compliance with clause (viii) of this Section 7.2.17(b).

                (c) The full amount of any Restricted Payments pursuant to clauses (i) and (ii) of Section 7.2.17(b) (but not pursuant to clauses
        (iii), (iv), (v), (vi) and (vii) of Section 7.2.17(b)) shall be included in the calculation of the aggregate amount of the Restricted Payments referred to in Section 7.2.17(a). With respect to any Investment Guarantee, (x) if at any time the Borrower or any Restricted Subsidiary ceases to control the day-to-day operations of the Permitted Joint Venture the Indebtedness of which is Guaranteed by the Investment Guarantee, the full amount of such Investment Guarantee shall thereafter be included in the calculation of the aggregate amount of Restricted Payments referred to in Section 7.2.17(a) and (y) if the Borrower or a Restricted Subsidiary retains such control, any amount actually paid pursuant to such Investment Guarantee shall be included in the calculation of the aggregate amount of Restricted Payments referred to in the next preceding paragraph.


                                  ARTICLE VIII
                                EVENTS OF DEFAULT

        SECTION 8.1. Listing of Events of Default. Each of the following events or occurrences described in this Section 8.1 shall constitute an "Event of Default".

               SECTION 8.1.1. Non-Payment of Obligations. The Borrower shall fail to pay when due any payment or prepayment of any principal of any Loan or the Borrower shall fail to pay within five days of the date when due any payment of interest on any Loan or any Unused Fee or of any other monetary Obligation.


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               SECTION 8.1.2. Breach of Warranty. Any representation or warranty of the Borrower made or deemed to be made hereunder or in any other Loan
Document or any other writing or certificate furnished by or on behalf of the Borrower to the Agent or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article V) is or shall be incorrect when made in any material respect.

               SECTION 8.1.3. Non-Performance of Certain Covenants and Obligations. The Borrower shall default in the due performance and observance of any of its obligations under Section 7.2.

               SECTION 8.1.4. Non-Performance of Other Covenants and Obligations. The Borrower shall default in the due performance and observance of any other agreement contained herein, and such default shall continue unremedied for a period of thirty days after notice thereof shall have been given to the Borrower by the Agent.

               SECTION 8.1.5. Default on Other Indebtedness. A default shall occur in the payment when due (after giving effect to any applicable notice and grace periods), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in Section 8.1.1, but including, without limitation, all Subordinated Debt of the Borrower or any Guarantor) in an aggregate amount exceeding $5,000,000 of the Borrower or any of its Significant Subsidiaries, or a default shall occur in the performance or observance of any obligation or condition with respect to any such Indebtedness in an aggregate amount exceeding $5,000,000 (including, without limitation, all Subordinated Debt of the Borrower or any Guarantor), and to the extent required under the terms of such Indebtedness, notice of such default shall have been given and any applicable grace period shall have expired, if the effect of such default is to accelerate the maturity of any such Indebtedness or to permit the holder or holders thereof, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

               SECTION 8.1.6. Judgments. Any judgment or order for the payment of money in excess of $5,000,000 (not covered by insurance subject to customary deductibles) shall be rendered against the Borrower or any of its Significant Subsidiaries and either

                (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

                (b) such judgment or order shall not have been vacated, stayed, satisfied, discharged or bonded pending appeal within twenty days from the entry thereof.


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
               SECTION 8.1.7. Pension Plans. Any of the following events shall occur with respect to any Pension Plan

                (a) the institution of any steps by the Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $3,000,000; or

                (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA.

               SECTION 8.1.8. Change of Control. Any of the following shall occur: (a) a "Change of Control" (as such term is defined in the Senior Indenture or in any comparable instrument governing a permitted refinancing thereof) in respect of the Borrower shall occur; (b) the Boyd Family shall (i) cease to own at least 25% of the Borrower's outstanding voting stock or (ii) otherwise cease to have the power to direct the management and policies of the Borrower; (c) a "Change of Control" (as such term is defined under the Senior Subordinated Indenture) in respect of the Borrower shall occur (each of such events shall be considered a "Change of Control").

               SECTION 8.1.9. Bankruptcy, Insolvency, etc. The Borrower or any Significant Subsidiary shall

                (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

                (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Significant Subsidiaries or any property of any thereof, or make a general assignment for the benefit of creditors;

                (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Significant Subsidiaries or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within sixty days;

                (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any


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        dissolution, winding up or liquidation proceeding, in respect of the
        Borrower or any of its Significant Subsidiaries, and, if any such case or proceeding is not commenced by the Borrower or such Significant Subsidiary, such case or proceeding shall be consented to or acquiesced in by the Borrower or such Significant Subsidiary or shall result in the entry of an order for relief or shall remain for ten days uncontroverted or for sixty days undismissed; or

                (e) take any corporate action authorizing, or in furtherance of, any of the foregoing.

               SECTION 8.1.10. Loan Documents. (a) Any Loan Document shall fail to remain in full force and effect; (b) any action shall be taken by the Borrower or any Guarantor to discontinue a Loan Document or to assert the invalidity thereof; (c) the Borrower or any Guarantor shall breach any term of any Loan Document and such breach shall continue after any applicable notice and/or grace period set forth in such Loan Document; or (d) any representation or warranty made by the Borrower or any Guarantor in any Loan Document is breached or is false or misleading in any material respect when made.

               SECTION 8.1.11. Gaming License. Once licensed by a Gaming Board, the Borrower or a Guarantor shall fail to possess a valid Gaming License for each casino owned by it or such license shall be suspended for a period of fifteen days or longer.

               SECTION 8.1.12. Governmental Approvals. Any obligor under any of the Loan Documents shall fail to obtain, renew, maintain or comply with any such governmental approvals as shall be necessary (1) for the execution, delivery or performance by such obligors of their respective obligations, or the exercise of their respective rights, under the Loan Documents, or (2) for the grant of the Liens created under the Deeds of Trust, the First Preferred Ship Mortgages or the Security Agreement or for the validity and enforceability or the perfection of or exercise by the Agent of its rights and remedies under the Deeds of Trust, the First Preferred Ship Mortgages or the Security Agreement; or any such governmental approval shall be revoked, terminated, withdrawn, suspended, modified or withheld or shall cease to be effective; or any proceeding shall be commenced by or before any governmental person for the purpose of revoking, terminating, withdrawing, suspending, modifying or withholding any such governmental approval and such proceeding is not dismissed within 60 days; and such failure, revocation, termination, withdrawal, suspension, modification, cessation or commencement is reasonably likely to materially adversely affect
(i) the rights or the interests of the Lenders under the Loan Documents or (ii) the ability of any obligor to perform its obligations under the Loan Documents.


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               SECTION 8.1.13. Liens on Shares of Significant Subsidiaries. Any
Lien, other than a Lien in favor of the Agent on behalf of the Lenders, shall be placed on any Capital Stock of any Significant Subsidiary.

        SECTION 8.2. Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) of Section 8.1.9 shall occur, the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable and the Commitments shall terminate, without notice or demand.

        SECTION 8.3. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section 8.1.9) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Agent, upon the direction of the Majority Lenders, shall by notice to the Borrower declare (i) all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable and/or (ii) except as otherwise provided in the immediately following sentence, the Commitments (including, without limitation, the commitment of the Lenders to issue any additional Letters of Credit) to be terminated, without further notice, demand or presentment. Notwithstanding any termination of the Revolving Loan Commitment prior to the Stated Maturity Date, Revolving Loans may thereafter be made to reimburse the L/C Issuer for any drafts paid on or before the Stated Maturity Date under any Letter of Credit outstanding on the date of such termination.


                                   ARTICLE IX
                                    THE AGENT

        SECTION 9.1. Actions. Each Lender hereby appoints the Agent as its administrative agent and as its collateral agent under and for purposes of this Agreement, the Notes and each other Loan Document. After the occurrence of an Event of Default, the Agent agrees to solicit the consent of the Majority Lenders prior to exercising any of its remedies under the Loan Documents. Each Lender authorizes the Agent to act on behalf of such Lender under this Agreement, the Notes and each other Loan Document and, in the absence of other written instructions from the Majority Lenders received from time to time by the Agent (with respect to which the Agent agrees that it will comply, except as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which


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indemnity shall survive any termination of this Agreement) the Agent, pro rata according to such Lender's Aggregate Percentage, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Agent in any way relating to or arising out of this Agreement, the Notes and any other Loan Document, including reasonable attorneys' fees, to the extent that the Agent is not reimbursed by the Borrower; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which result solely from the Agent's gross negligence or wilful misconduct. The Agent shall not be required to take any action hereunder, under the Notes or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Agent shall be or become, in the Agent's determination, inadequate, the Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

        SECTION 9.2. Funding Reliance, etc. Unless the Agent shall have been notified by telephone, confirmed in writing, by any Lender by 3:00 p.m., New York time, on the day prior to a Borrowing that such Lender will not make available the amount which would constitute its applicable Percentage of such Borrowing on the date specified therefor, the Agent may assume that such Lender has made such amount available to the Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Agent, such Lender and the Borrower severally agree to repay the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Agent made such amount available to the Borrower to the date such amount is repaid to the Agent, at the Federal Funds Rate for the first two days such funds are overdue and thereafter at the interest rate applicable from time to time on the Loans comprising such Borrowing.

        SECTION 9.3. Exculpation. Neither the Agent nor any of its directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by them under this Agreement or any other Loan Document, or in connection herewith or therewith, except for their own wilful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or


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sufficiency of any collateral security, nor to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other Loan Document. The Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Agent believes to be genuine and to have been presented by a proper Person.

        SECTION 9.4. Successor. The Agent may resign as such at any time upon at least thirty (30) days' prior notice to the Borrower and all Lenders and the Agent may be removed at any time by the Majority Lenders. If the Agent at any time shall resign or be removed, the Majority Lenders and the Borrower may appoint another Person as a successor Agent and such appointee shall thereupon become the Agent hereunder. If no successor Agent shall have been so appointed, and shall have accepted such appointment, within thirty (30) days after such retiring Agent's giving notice of resignation or the removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from the retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as the Agent, the provisions of

                (a) this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement; and

                (b) Section 10.3 shall continue to inure to its benefit.

        SECTION 9.5. Credit Decisions. Each Lender acknowledges that it has, independently of the Agent and each other Lender, and based on such Lender's review of the financial information of the Borrower and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of the Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.


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        SECTION 9.6. Copies, etc. The Agent shall give prompt notice to each
Lender of each notice or request required or permitted to be given to the Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). The Agent will distribute to each Lender copies of all communications received by the Agent from the Borrower for distribution to the Lenders in accordance with the terms of this Agreement. The Swingline Lender shall provide the Agent with a summary of Swing Loan Borrowings and repayments on a monthly basis, and the Agent shall promptly provide copies of such summary to each Lender.

        SECTION 9.7. Collateral Agent. The Agent shall hold all Collateral as the agent for all of the Lenders and all net proceeds of the Collateral shall be shared by the Lenders pursuant to the provisions of Section 4.8.


                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

        SECTION 10.1. Waivers, Amendments, etc. Sections 7.2.2, 7.2.4, 7.2.5,
7.2.6 and 7.2.7 may from time to time be amended, modified or waived (including any waiver of an Event of Default resulting from the breach of any such covenants), if such amendment, modification or waiver is in writing and is consented to by the Borrower and the Majority Revolving Lenders, and Sections
7.2.16 and 7.2.17 may be amended, modified or waived (including any waiver of an Event of Default resulting from the breach of any such covenants), if such amendment, modification or waiver is in writing and is consented to by the Borrower and the Majority Term Lenders. All other provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Majority Lenders (except where the applicable provision of this Agreement or such other Loan Document specifies that a determination is to be governed by the Majority Term Lenders or the Majority Revolving Lenders); provided, however, that no such amendment, modification or waiver which would:

                (a) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Majority Lenders or modify this
        Section 10.1, shall be effective unless consented to by each Lender;

                (b) modify any requirement hereunder that any particular action be taken by the Majority Revolving Lenders or change the definition of "Majority Revolving Lenders" shall be effective unless consented to by each Revolving Lender;


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
                (c) modify any requirement hereunder that any particular action be taken by the Majority Term Lenders or change the definition of "Majority Term Lenders" shall be effective unless consented to by each Term Lender;

                (d) increase the Revolving Loan Commitment Amount of any Revolving Lender or the Revolving Percentage of any Revolving Lender shall be made without the consent of such Lender or, extend the Revolving Loan Commitment Termination Date or change any provision expressly requiring the consent of all Revolving Lenders shall be made without the consent of each Revolving Lender;

                (e) increase the Term Loan Commitment Amount of any Term Lender or the Term Percentage of any Term Lender shall be made without the consent of such Lender or extend the Term Loan Commitment Termination Date or change any provision expressly requiring the consent of all Term Lenders shall be made without the consent of each Term Lender;

                (f) reduce any fees described in Article III without the consent of each Lender affected thereby or extend the due date for, or reduce the amount of, any scheduled repayment on any Loan (or reduce the principal amount of or rate of interest on any Loan) shall be made without the consent of the Lender holding the Note evidencing such Loan;

                (g) release all or substantially all of the Collateral shall be effective without the consent of all Lenders; release any Collateral in connection with a Restricted Disposition shall be effective without the consent of Majority Lenders; or release any Collateral in connection with a Permitted Disposition shall require the consent of the Agent or the Lenders;

                (h) modify the application of payments specified under Section
        2.2.2 without the consent of Majority Revolving Lenders and Majority Term Lenders;

                (i) release all or substantially all of the Guarantors shall be effective without the consent of all Lenders; release any Guarantor in connection with a Restricted Disposition shall be effective without the consent of Majority Lenders; or release any Guarantor in connection with a Permitted Disposition shall be effective without notice to the Agent;

                (j) affect adversely the interests, rights or obligations of the Agent qua the Agent shall be made without the consent of the Agent;


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
                (k) modify Section 3.1.2 without the consent of the Swingline Lender; or

                (l) modify Sections 2.7, 3.4 or 3.5 without the consent of the L/C Issuer.

No failure or delay on the part of the Agent, any Lender or the holder of any
Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Agent, any Lender or the holder of any Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

        SECTION 10.2. Notices. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted.

        SECTION 10.3. Payment of Costs and Expenses. The Borrower agrees to pay on demand all reasonable out-of-pocket costs and reasonable expenses of the Agent (including the fees at normal hourly rates and reasonable disbursements of (i) counsel to the Agent and (ii) local counsel, if any, who may be retained by counsel to the Agent) in connection with

                (a) the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document (including, without limitation, the title insurance policies required pursuant to Section 5.1.5(b) hereof and the Agent's syndication expenses prior to the Effective Date), including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, including, without limitation, any further appraisals of the Pledged Casinos that may hereafter be required by any regulatory or other governmental authority, whether or not the transactions contemplated hereby are consummated,


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                (b) the filing, recording, refiling or rerecording of the Deeds of Trust, the First Preferred Ship Mortgages, the Security Agreement and/or any Uniform Commercial Code financing statements relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of the Deeds of Trust or the Security Agreement,

                (c) the reasonable fees and expenses of the trustees under the First Preferred Ship Mortgages, and

                (d) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

The Borrower further agrees to pay, and to save the Agent and the Lenders harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the Borrowings hereunder, or the issuance of the Notes or any other Loan Documents, except for
(i) any processing fees payable in connection with the assignment of a Lender's Notes or Commitments or (ii) any taxes properly payable by the Lenders under
Section 4.6. The Borrower also agrees to reimburse the Agent and each Lender upon demand for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses) incurred by the Agent or such Lender in connection with (x) any reorganization (including a bankruptcy reorganization) of the Borrower or any Guarantor, (y) after the occurrence and during the continuance of any Default or Event of Default, the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and (z) the enforcement of any Obligations or the Loan Documents.

        SECTION 10.4. Indemnification. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, the Borrower hereby indemnifies, exonerates and holds the Agent and each Lender and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to


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                (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan or Letter of Credit; or

                (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by the Majority Revolving Lenders or the Majority Term Lenders pursuant to Article V not to fund any Borrowing);

except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or willful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

        SECTION 10.5. Survival. The obligations of the Borrower under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, and the obligations of the Lenders under
Section 9.1, shall in each case survive any termination of this Agreement. The representations and warranties made by the Borrower in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document until full and final payment of the Obligations.

        SECTION 10.6. Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

        SECTION 10.7. Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

        SECTION 10.8. Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower and each Lender (or notice thereof satisfactory to the Agent) shall have been received by the Agent and notice thereof shall have been given by the Agent


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to the Borrower and each Lender. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

        SECTION 10.9. Governing Law; Entire Agreement. THIS AGREEMENT, THE NOTES AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEVADA. This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

        SECTION 10.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

                (a) the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Agent and all Lenders (any attempted assignment or transfer in contravention of the foregoing shall be void); and

                (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 10.11.

        SECTION 10.11. Sale and Transfer of Loans and Notes; Participations in Loans and Notes. Each Lender may assign, or sell participations in, its Loans, Revolving Loan Commitment and Term Loan Commitment to one or more other Persons in accordance with this Section 10.11.

               SECTION 10.11.1. Assignments. Any Lender,

                (a) with the written consent of the Agent and the Borrower (which consent shall not be unreasonably delayed or withheld) may at any time assign and delegate to an Eligible Assignee, and

                (b) with notice to the Borrower and the Agent, and with the consent of the Agent (which consent shall not be unreasonably delayed or withheld) but without the consent of the Borrower, may assign and delegate to any of its Affiliates or Related Funds and with notice to the Borrower and the Agent, may assign and delegate to any other existing Lender

        (each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee


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
        Lender"), all or any fraction of such Lender's Revolving Loans (and such fraction of any outstanding Letters of Credit) or Term Loans and the corresponding Commitments therefor (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender's Revolving Loans (and such fraction of any outstanding Letters of Credit) or Term Loans and the corresponding Commitments therefor) in a minimum aggregate amount of $5,000,000 (treating Affiliates and Related Funds of a Lender as a single entity for purposes hereof) or such lesser amount as may be agreed by the Agent and the Borrower or, if less, the entire amount of such Lender's applicable Commitments; provided, if the Borrower objects to such proposed assignment, the Borrower shall state in reasonable detail the reasons why the Borrower proposes to withhold such consent; and provided, further that any such Assignee Lender will comply, if applicable, with the provisions contained in the final paragraph of Section 4.6 and further provided, however, that, the Borrower and the Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests proposed to be so assigned and delegated to an Assignee Lender until

                (a) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Agent by such Lender and such Assignee Lender,

                (b) such Assignee Lender shall have executed and delivered to the Borrower and the Agent a Lender Assignment Agreement, consented to (if required) by the Agent and the Borrower, and

                (c) the processing fees described below shall have been paid.

From and after the date that the Agent and the Borrower receive and consent to (if required) such Lender Assignment Agreement, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Within five Business Days after its receipt of an executed, acknowledged and effective Lender Assignment Agreement, the Borrower shall execute and deliver to the Agent (for delivery to the relevant Assignee Lender) new Notes evidencing such Assignee


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
Lender's assigned Loans and Commitments and, if the assignor Lender has retained Loans and Commitments hereunder, replacement Notes in the principal amount of the Loans and Commitments retained by the assignor Lender hereunder (such Notes to be in exchange for, but not in payment of, those Notes then held by such assignor Lender). Each such Note shall be dated the date of the predecessor Notes. The assignor Lender shall mark the predecessor Notes "exchanged" and deliver them to the Borrower. Accrued interest on that part of the predecessor Notes evidenced by the new Notes, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of the predecessor Notes evidenced by the replacement Notes shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Notes and in this Agreement. Such assignor Lender or such Assignee Lender must also pay a processing fee to the Agent (for the sole account of the Agent) upon delivery of any Lender Assignment Agreement in the amount of $3,500 except in the case of an assignment by a Lender to one of its Affiliates or Related Funds. Any Lender may at any time pledge its Note or any other instrument evidencing its rights as a Lender under this Agreement to a Federal Reserve Bank, and any Lender that is an investment fund that invests in bank loans may, without the consent of the Agent or the Borrower, pledge all or any portion of its interest and rights to any trustee or any other representative of holders of obligations owed or securities issued by such investment fund as security for such obligations or securities; provided, that no such pledge shall release that Lender from its obligations hereunder or grant to the Federal Reserve Bank or any trustee the rights of a Lender hereunder absent foreclosure of such pledge. Notwithstanding anything in this
Section 10.11.1 to the contrary, the rights of the Lenders to make assignments of their Loans and corresponding Commitments therefor shall be subject to the approval of any Gaming Board, to the extent required by applicable Gaming Laws.

               SECTION 10.11.2.Participations. Any Lender may at any time sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "Participant") participating interests in any of the Loans, Commitments, or other interests of such Lender hereunder; provided, however, that

                (a) no participation contemplated in this Section 10.11.2 shall relieve such Lender from its Commitments or its other obligations hereunder or under any other Loan Document,

                (b) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations,


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
                (c) the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents,

                (d) no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in clause (b) or (c) of
        Section 10.1,

                (e) no Participant shall be entitled to payment of any amount under Section 4.6 that would not have been required to be paid to such Lender had no participation occurred, and

                (f) notwithstanding anything in this Section 10.11.2 to the contrary, the rights of the Lenders to grant participations in any of the Loans, Commitments, or other interests of any Lender hereunder shall be subject to the approval of any Gaming Board, to the extent required by applicable Gaming Laws.

The Borrower acknowledges and agrees that each Participant, for purposes of Sections 4.3, 4.4, 4.5, 4.8, 4.9, 4.11 and 10.4, shall be considered a Lender.

        SECTION 10.12. Other Transactions. Nothing contained herein shall preclude the Agent or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

        SECTION 10.13. Waiver of Jury Trial. EACH OF THE AGENT, THE L/C ISSUER, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE L/C ISSUER, THE LENDERS OR THE BORROWER. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION


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
IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

        SECTION 10.14. Amendment and Restatement. This Agreement amends and restates the Prior Credit Agreement, and all loans and commitments outstanding under the Prior Credit Agreement and made by a Lender under this Agreement shall be deemed Loans and Commitments outstanding under this Agreement.


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
        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                             BOYD GAMING CORPORATION


                             By:
                                -------------------------------
                                Title: Executive Vice President

                             Address:  2950 South Industrial Road
                                       Las Vegas, Nevada 89109

                             Facsimile No.: (702) 792-7313
                             Attention:  Chief Financial Officer



                             CANADIAN IMPERIAL BANK OF COMMERCE,
                             AS AGENT AND L/C ISSUER


                             By:
                                -------------------------------
                                Title: Managing Director
                                       CIBC World Markets Corp.,
                                       AS AGENT

                             Address: 425 Lexington Avenue
                                      New York, New York 10017

                             Facsimile No.: (212) 856-3799
                             Attention: Agency Services


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